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                                                                      Exhibit 99

                                ESSEF CORPORATION
                           EMPLOYEES' RETIREMENT PLAN
                          (January 1, 1999 Restatement)




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                                TABLE OF CONTENTS
                                -----------------

ARTICLE I DEFINITIONS.............................................................................................2


ARTICLE II HOURS OF SERVICE.......................................................................................8
         1.       General Rule....................................................................................8
         2.       Limitations Applicable to Paragraph (b) of Section 1...........................................10
         3.       Determination of Hours of Service Under Paragraph (b) of Section 1.............................10
         4.       Crediting of Hours of Service to Computation Periods...........................................11
         5.       "Computation Period"...........................................................................12


ARTICLE III EMPLOYEE PARTICIPATION...............................................................................12
         1.       Participation..................................................................................12
         2.       Eligibility Dates..............................................................................13
         3.       Automatic Deferred Compensation Contributions..................................................13
         4.       Election Relating to Deferred Compensation Contributions.......................................14
         5.       Years of Service...............................................................................15
         6.       Reemployment After Break in Service............................................................16
         7.       Certification of New Participants..............................................................16
         8.       Changes in Employment Status; Transfers of Employment..........................................16


ARTICLE IV BENEFICIARIES.........................................................................................17
         1.       Designation of Beneficiary.....................................................................17
         2.       Beneficiary in Absence of Designation..........................................................18


ARTICLE V CONTRIBUTIONS MADE ON BEHALF OF PARTICIPANTS...........................................................19
         1.       Deferred Compensation Contributions............................................................19
         2.       Administration and Limitation..................................................................22
         3.       Changes in Reduction Authorizations............................................................22
         4.       Suspension of Contributions....................................................................23
         5.       Special Rule for Suspensions of Automatic Deferred Compensation Contributions..................23
         6.       Distribution of Excess Deferrals...............................................................23
         7.       Treatment of Employer Matching Contributions Relating to Excess Deferral or Contribution.......25
         8.       Nonforfeitability..............................................................................25


ARTICLE VI OTHER EMPLOYER CONTRIBUTIONS..........................................................................25
         1.       Amount of Contributions........................................................................25
         2.       Payment of Contributions.......................................................................26
         3.       Limitation on Amount...........................................................................26
         4.       Profit-Sharing Plan............................................................................27
         5.       Finality of Determination......................................................................27
         6.       Limitation on Matching Employer Contributions for Highly Compensated Employees.................27
         7.       Forfeiture or Distribution of Excess Matching Employer Contributions...........................29
         8.       Effect of Plan Termination.....................................................................30

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
ARTICLE VII ROLLOVER CONTRIBUTIONS...............................................................................30
         1.       Rollover Contributions.........................................................................30
         2.       Administration.................................................................................31
         3.       Rollover Contributions Not Considered for Certain Plan Purposes................................32


ARTICLE VIII DEPOSIT AND INVESTMENT OF CONTRIBUTIONS.............................................................32
         1.       Deposit of Contributions.......................................................................32
         2.       Investment Elections...........................................................................32


ARTICLE IX INVESTMENT FUNDS AND PARTICIPANTS' ACCOUNTS...........................................................33
         1.       Investment Funds...............................................................................33
         2.       Separate Accounts..............................................................................34
         3.       Account Balances...............................................................................35


ARTICLE X ALLOCATIONS TO ACCOUNTS AND VALUATIONS.................................................................35
         1.       Allocation of Retirement Contributions Among Participants......................................35
         2.       Allocation of Discretionary Employer Contributions and Forfeitures Among Participants..........36
         3.       Allocation of Matching Employer Contributions Among Participants...............................37
         4.       Limitation on Crediting of Contributions and Forfeitures.......................................38
         5.       Valuation of Participant's Interest............................................................42
         6.       Finality of Committee's Determination..........................................................43
         7.       Notification...................................................................................43


ARTICLE XI TERMINATION OF PARTICIPATION AND DISTRIBUTION.........................................................43
         1.       Termination of Participation...................................................................43
         2.       Vesting Schedule...............................................................................44
         3.       Distribution...................................................................................45
         4.       Years of Vested Service........................................................................46
         5.       Election of Former Schedule....................................................................46
         6.       Distribution...................................................................................47
         7.       Disposition of Non-vested Amounts..............................................................48
         8.       Effect of Committee's Determination............................................................49
         9.       Reemployment of Former Participant.............................................................49
         10.      Restrictions on Alienation.....................................................................50
         11.      Facility of Payment............................................................................50
         12.      Buy Back of Forfeited Amounts..................................................................51
         13.      Distribution Upon Certain Events...............................................................51


ARTICLE XII INSURANCE CONTRACTS..................................................................................52
         1.       Purchase of Contracts..........................................................................52
         2.       Payment of Premiums............................................................................52
         3.       Insurance Companies............................................................................53
         4.       Overriding Conditions and Limitations..........................................................53
         5.       Death Benefits.................................................................................54
         6.       Other Distributions; Vesting...................................................................54
         7.       Distribution, Sale and Surrender of Contracts..................................................55

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
ARTICLE XIII WITHDRAWALS.........................................................................................56
         1.       Withdrawal of Deferred Compensation Contributions..............................................56
         2.       Distribution of Deferred Compensation Contributions After Attainment of Age 59 1/2.............58


ARTICLE XIV THE COMMITTEE........................................................................................59
         1.       Membership.....................................................................................59
         2.       Rules and Regulations..........................................................................59
         3.       Authority of Committee and Employers...........................................................59
         4.       Action of Committee............................................................................60
         5.       Claims Review Procedure........................................................................60
         6.       Resignation, Removal, and Designation of Successors............................................61
         7.       Records........................................................................................62
         8.       Compensation...................................................................................62
         9.       Indemnification................................................................................62
         10.      Qualified Domestic Relations Orders............................................................63


ARTICLE XV INVESTMENT MANAGERS...................................................................................63


ARTICLE XVI AMENDMENT, TERMINATION, AND WITHDRAWAL...............................................................64
         1.       Amendment......................................................................................64
         2.       Limitation on Amendment........................................................................64
         3.       Termination....................................................................................64
         4.       Withdrawal of an Employer......................................................................65
         5.       Corporate Reorganization.......................................................................66


ARTICLE XVII EXTENSION OF PLAN...................................................................................66
         1.       Adoption by Related Corporations...............................................................66
         2.       Special Provisions Relating to Purex Pool Systems, Inc.........................................66
         3.       Special Provisions Relating to Advanced Structures, Inc........................................67
         4.       Special Provisions Relating to Compool, Inc....................................................67
         5.       Special  Provisions  Relating to Paragon Aquatics,  National Pool Tile and
                  Certain Other Business Units...................................................................67


ARTICLE XVIII TOP-HEAVY PROVISIONS...............................................................................68
         1.       Applicability..................................................................................68
         2.       Top-Heavy Definitions..........................................................................69
         3.       Accelerated Vesting............................................................................71
         4.       Minimum Employer Contribution..................................................................71
         5.       Adjustments to Section 415 Limitations.........................................................72
         6.       Compensation Taken Into Account................................................................73


ARTICLE XIX MERGER OF ESSEF CORPORATION TAX CREDIT EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST.......................73
         1.       Merger of the Plans and Trusts.................................................................73
         2.       ESOP Fund......................................................................................73
         3.       Separate Accounts..............................................................................74
         4.       Administration and Valuation of ESOP Accounts..................................................74

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
         5.       Adjustments to Tax Credit......................................................................74
         6.       Vested Interest of Participants................................................................75
         7.       ESOP Fund Dividends............................................................................75
         8.       Voting Shares..................................................................................75
         9.       Distribution...................................................................................76
         10.      Special Diversification Distributions..........................................................77
         11.      Overriding Provision...........................................................................79
         12.      Right of First Refusal.........................................................................80
         13.      "Put" Option...................................................................................81
         14.      Other Options..................................................................................82
         15.      Nonterminable Protection and Rights............................................................82
         16.      Expenses.......................................................................................82
         17.      General Provisions.............................................................................83
         18.      Definitions....................................................................................83


ARTICLE XX MINIMUM DISTRIBUTION REQUIREMENTS.....................................................................84
         1.       Overriding Provision...........................................................................84
         2.       Required Beginning Date........................................................................84
         3.       Limits on Distribution Periods.................................................................84
         4.       Distribution Beginning Before Death............................................................84
         5.       Distribution Beginning After Death.............................................................85
         6.       Death of Surviving Spouse......................................................................85
         7.       Amounts Payable to Child.......................................................................85
         8.       Commencement Date..............................................................................86
         9.       Definitions....................................................................................86
         10.      Transitional Rule..............................................................................88


ARTICLE XXI SPECIAL DISTRIBUTION RULES...........................................................................89


ARTICLE XXII PARTICIPANT LOANS...................................................................................92
         1.       Application for Loans..........................................................................92
         2.       Repayment of Loans.............................................................................94
         3.       Interest.......................................................................................94
         4.       Collateral.....................................................................................95


ARTICLE XXIII MISCELLANEOUS PROVISIONS...........................................................................97
         1.       No Commitment as to Employment.................................................................97
         2.       Benefits.......................................................................................98
         3.       No Guarantees..................................................................................98
         4.       Precedent......................................................................................98
         5.       Duty to Furnish Information....................................................................98
         6.       Withholding....................................................................................98
         7.       Merger, Consolidation, or Transfer of Plan Assets..............................................98
         8.       Condition on Employer Contributions............................................................99
         9.       Back Pay Awards................................................................................99
         10.      Validity of Plan..............................................................................100
         11.      Parties Bound.................................................................................100
         12.      Agents, Recordkeepers, Attorneys and Accountants..............................................101

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
ARTICLE XXIV DIRECT ROLLOVER....................................................................................101
         1.       Direct Rollover Election......................................................................101
         2.       Definitions...................................................................................101


ARTICLE XXV ....................................................................................................102

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                                ESSEF CORPORATION
                           EMPLOYEES' RETIREMENT PLAN

                          (JANUARY 1, 1999 RESTATEMENT)

         THIS AGREEMENT, made and entered into at Chardon, Ohio, this 22nd day of December, 1998, pursuant to resolution of the Board of Directors of ESSEF CORPORATION, an Ohio corporation (the "Company").

                              W I T N E S S E T H:

         WHEREAS, the Company currently maintains in effect the ESSEF Corporation Employees' Retirement Plan and Trust for the exclusive benefit of eligible employees and their beneficiaries under a trust agreement amended and restated effective as of October 1, 1995, as amended on two subsequent occasions; and

         WHEREAS, it is deemed desirable further to amend and to restate the terms, provisions, and conditions of said Plan, effective as of January 1, 1999, or as otherwise earlier set forth herein, as hereinafter set forth;

         WHEREAS, the Company has entered into, or shortly after the execution date of this restatement will enter into, a separate trust agreement effective as of January 1, 1999, with Fidelity Management Trust Company (the "Trustee"); and

         WHEREAS, the Company desires to add a Company Stock Fund as an investment option under the Plan;

         NOW, THEREFORE, the parties agree that, effective as of January 1, 1999, or such other earlier date as may be expressly provided herein with respect to a particular provision, said Plan as previously amended, is hereby amended and restated in its entirety to provide as hereinafter set forth, and that the Trustee shall hold all assets presently held by it and all funds and other property




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hereafter contributed to it pursuant to the provisions hereof, together with all the increments, proceeds, investments, and reinvestments thereof, in trust, for the uses and purposes and upon the terms and conditions hereinafter set forth.

                                   ARTICLE I

                                   DEFINITIONS
                                   -----------

         The following words and phrases as used herein shall have the following meanings, unless a different meaning is plainly required by the context:

         1. THE "ACT" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time. Reference to a section of the Act shall include such section and any comparable section or sections of any future legislation that amends, supplements, or supersedes such section.

         2. THE "AGREEMENT" shall mean this Plan, including any amendment hereof.

         3. The "AUTOMATIC DEFERRED COMPENSATION CONTRIBUTIONS" shall mean those which are defined and provided for in Section 3 of Article III.

         4. THE "BENEFICIARY" of a Participant, or of a former Participant, shall mean the person or persons who, under the provisions of Article IV, shall be entitled to receive distribution hereunder in the event such Participant or former Participant dies before his interest shall have been distributed to him in full.

         5. A "BREAK IN SERVICE" shall mean any Plan year during which a person's employment by an Employer or a related corporation results in his completing less than 501 hours of service for such Employer or such related corporation or during which a person completes no hours of service for such Employer or such related corporation; provided, however, that no person shall incur a Break in Service solely by reason of (i) temporary absence from work not exceeding 12 months resulting from illness, layoff, or other cause if authorized in advance by an Employer or

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a related corporation pursuant to its uniform leave policy, if his employment shall not otherwise be terminated during the period of such absence; or (ii) absence from work due to military service in the Armed Forces of the United States, so long as he returns to work with an Employer or a related corporation within the period during which he retains reemployment rights under federal law.

         6. THE "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time. Reference to a section of the Code shall include such section and any comparable section or sections of any future legislation that amends, supplements, or supersedes such section.

         7. THE "COMMITTEE" shall mean the Committee established in accordance with the provisions of Article XIV, at the time designated, qualified, and acting hereunder.

         8. THE "COMPANY STOCK FUND" shall mean a fund that holds shares of common stock of the Company, and/or its affiliates and an amount of short-term investments. A Participant's ownership interest in the Company Stock Fund shall be measured in units of the Company Stock Fund instead of shares of stock. The amount of short-term investments held in the Company Stock Fund shall be based on a target established by the Committee, in consultation with the Trustee, and will fluctuate with the amount of cash awaiting investment and Participant-directed transactions with respect to the Company Stock Fund.

         9. THE "COMPENSATION" of a Participant for any Plan year shall mean the base compensation, overtime pay, and cash bonus paid, or which would have been paid except for the provisions of a salary reduction agreement pursuant to which an Employer has made contributions that are not includible in gross income under
Section 125 or 402(a)(8) of the Code, during such Plan Year by an Employer for the services of such Participant as an Employee while he is a Participant; provided, however, that the Compensation of a Participant for a Plan Year shall not include any amount in excess of $150,000 (subject to adjustment annually as provided in Section

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401(a)(17)(B) and Section 415(d) of the Code.) For Plan Years beginning before
October 1, 1997, in determining the Compensation of a Participant for purposes of this limitation, the rules of Section 414(q)(6) of the Code shall apply, except in applying such rules, the term "family" shall include only the spouse of the Participant and any lineal descendants of the Participant who have not attained age 19 before the close of the Plan Year. If as a result of applying the family aggregation rule described in the preceding sentence the annual Compensation limitation would be exceeded, the limitation shall be prorated among the affected family members in proportion to each member's Compensation determined prior to application of the family aggregation rules. The preceding two sentences of this Section 7 shall not apply for Plan Years beginning on or after October 1, 1997. In addition, for the short Plan Year from October 1, 1998 through December 31, 1998, the Compensation limitation stated above shall be $40,000.00.

         10. THE "COMPANY" shall mean Essef Corporation (formerly known as Essef Industries, Inc.), an Ohio corporation, its corporate successors and any corporation into which it is merged or consolidated.

         11. A "DEFERRED COMPENSATION CONTRIBUTION" shall mean, with respect to a Participant, (a) the "Automatic Deferred Compensation Contributions" as defined and provided for in Section 3 of Article III, or (b) the percentage of Compensation which such Participant has affirmatively elected to have his Compensation reduced in accordance with the Provisions of Section 4 of Article III, and which shall be contributed to the Plan on the Participant's behalf by the Participant's Employer in accordance with the provisions of Section 1 of
Article V.

         12. AN "ELIGIBILITY DATE" shall mean, with respect to any Employee, the earliest date on which he may become a Participant under Article III.

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         13. AN "EMPLOYEE" shall mean any person who is employed by an Employer, except that the term shall not include (a) any person who renders service to an Employer solely as a director or an independent contractor, (b) any person covered by a collective bargaining agreement unless such agreement specifically provides for coverage under the Plan, or (c) any person who is a nonresident alien (within the meaning of Section 7701(b)(1)(B) of the Code) and who receives no earned income (within the meaning of Section 911(d)(2) of the Code) from the Employer that constitutes income from sources within the United States (within the meaning of Section 861(a)(3) of the Code).

         14. AN "EMPLOYER" shall mean the enumerated divisions and business units of the Company or a Related Corporation listed on the attached Schedule "A" (which Schedule may be amended or modified from time to time); and any Related Corporation which adopts the Plan, as provided in section 1 of Article XVII, so long as such Related Corporation has not withdrawn from the Plan.

         15. AN "EMPLOYER CONTRIBUTION" shall mean an amount contributed to the Plan by an Employer in accordance with the provisions of Section 1 of Article VI, which shall include such Employer's Matching Employer contribution, Retirement contribution, and Discretionary Employer contribution as described therein.

         16. EFFECTIVE FOR PLAN YEARS BEGINNING ON OR AFTER OCTOBER 1, 1997, A "HIGHLY COMPENSATED EMPLOYEE" shall mean any Employee who: (1) was a 5-percent owner at any time during the Plan Year or the 12-month period preceding the beginning of such Plan Year; or (2) for the 12-month period preceding the beginning of a Plan Year had Compensation from the Employer in excess of $80,000 and, if the Employer so elects, was in the top-paid group for such preceding 12-month period. The $80,000 amount is adjusted at the same time and in the same manner as

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under Section 415(d) of the Code, except that the base period is the calendar quarter ending September 30, 1996. For this purpose, the applicable Plan Year for which a determination is being made is called a "determination year" and the preceding 12-month period is called a "look-back year." The determination of a highly compensated former employee is based on the rules applicable to determining highly compensated status as in effect for that determination year, in accordance with Section 1.414(q)-1T, A-4 of the temporary Income Tax Regulations and I.R.S. Notice 97-75. In determining whether an employee is a highly compensated employee for Plan Years beginning in 1997, the amendment to Section 414(q) of the Code stated above are treated as having been in effect for Plan Years beginning in 1996.

         17. AN "HOUR OF SERVICE" shall mean, with respect to any person, an hour which is determined and credited as such in accordance with the provisions of Article II.

         18. AN "INVESTMENT FUND" shall mean any separate investment trust fund maintained by the Trustee for the Plan and referred to in Section 1 of Article IX.

         19. A "PARTICIPANT" shall mean a person who becomes eligible to participate in the Plan in accordance with the provisions of Article III, and whose participation has not been terminated.

         20. THE "PLAN" shall mean the profit sharing retirement plan originally established on September 29, 1972, as currently embodied in this Agreement, which plan is called the "Essef Corporation Employees' Retirement Plan" (known as the "Essef Corporation Employees' Profit-Sharing Retirement Plan" for certain periods prior to October 1, 1989, and as the "Essef Industries, Inc. Employees' Profit-Sharing Retirement Plan" for certain periods prior to July 1, 1986.)

         21. "PLAN ADMINISTRATOR," which is the administrator for purposes of the Act and the plan administrator for purposes of the Code, shall mean the Company.

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         22. A "PLAN YEAR" shall mean the 12-month period which ends on
September 30 of each year; except that for periods beginning after September 30, 1998, "Plan Year" shall mean: (a) a short Plan Year commencing on October 1, 1998, and ending December 31, 1998; and (b) after such short Plan Year, each succeeding 12-month period which ends on December 31 of each year.

         23. A "RELATED CORPORATION" shall mean any corporation, other than an Employer, which is a member of a controlled group of corporations of which an Employer is a member as determined under Section 1563(a) of the Code, without regard to Section 1563(a)(4) and Section 1563(e)(3)(C) of the Code, any trade or business (whether or not incorporated) which is a member of a group under common control with the Employer as determined under Section 414(c) of the Code, any organization, other than an Employer, which is a member of an affiliated service group of which the Employer is also a member as determined under Section 414(m) of the Code and any entity, other than an Employer, which is required to be aggregated with an Employer pursuant to regulations under Section 414(o) of the Code.

         24. A "ROLLOVER CONTRIBUTION" shall mean an amount contributed to the Plan by a Participant in accordance with the provisions of Section 1 of Article VII.

         25. A "SEPARATE ACCOUNT" shall mean any of the accounts maintained by the Trustee in the name of a Participant in the Trust, and shall include his Discretionary Employer account, his Employer Matching account, his Deferred Compensation account-A, his Deferred Compensation account-B, his Rollover account as provided in Section 2 of Article IX, and his ESOP account, as provided in Section 4 of Article XIX.

         26. A "SETTLEMENT DATE" shall mean the date upon which a Participant ceases to be a Participant as set forth in Section 1 of Article XI.

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         27. THE "TRUST" shall mean the trust originally established on
September 29, 1972, as set forth effective from October 1, 1995, through December 31, 1998, in that certain trust agreement by and between the Company and First National Bank of Ohio; and, for the period commencing on January 1, 1999, the "Trust" shall mean the Trust as continued pursuant to that certain trust agreement, effective as of January 1, 1999, by and between the Company, and Fidelity Management Trust Company, as Trustee. The Trust shall include each Investment Fund, the ESOP Fund, and any insurance contracts held hereunder, which trust is called the "Essef Corporation Employees' Retirement Plan Trust" (known as the "Essef Corporation Employees' Profit-Sharing Retirement Trust" for certain periods prior to October 1, 1989, and as the "Essef Industries, Inc. Employees' Profit-Sharing Retirement Trust" for certain periods of time prior to July 1, 1986).

         28. THE "TRUSTEE" shall mean, Fidelity Management Trust Company, or any predecessor or successor trustee which at the time shall be designated, qualified, and acting under a trust agreement with the Company

         29. A "VALUATION DATE" shall mean any day of the Plan Year that the New York Stock Exchange is open. The masculine pronoun wherever used herein shall include the feminine in any case so requiring.

                                   ARTICLE II
                                HOURS OF SERVICE
                                ----------------

         1. GENERAL RULE. An "Hour of Service" with respect to any person shall mean:

                  (a) each hour for which he is paid, or entitled to payment, for the performance of duties for an Employer or a Related Corporation during the applicable computation period; provided, however, that hours paid for at a premium rate shall be treated as straight-time hours;

                  (b) subject to the provisions of Section 2 of this Article II, each hour for which he is paid, or entitled to payment, by an Employer or a Related Corporation on

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

         account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty, or leave of absence; and

                  (c) each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by an Employer or a Related Corporation; provided, however, that the same Hour of Service shall not be credited both under paragraph (a) or (b) of this Section 1, as the case may be, and under this paragraph (c); and provided, further, that the crediting of hours of service for back pay awarded or agreed to with respect to periods described in such paragraph (b) shall be subject to the limitations set forth therein and in Section 2 of this
         Article II.

Notwithstanding the foregoing and solely for purposes of determining whether a person, who is absent from employment with an Employer or a Related Corporation beginning on or after October 1, 1985, (i) by reason of the person's pregnancy,
(ii) by reason of the birth of the person's child, (iii) by reason of the placement of a child with the person in connection with the person's adoption of the child, or (iv) for purposes of caring for such child during the period immediately following birth or adoption, has incurred a Break in Service, hours of service shall include those hours with which such person would otherwise have been credited but for such absence, or shall include eight hours of service for each day of absence if the actual hours to be credited cannot be determined; except that not more than 501 hours are to be credited by reason of any such pregnancy, birth, placement or period of such child care. Any hours included as hours of service pursuant to the immediately preceding sentence shall be credited to the computation period in which the absence from employment begins, if such person otherwise would incur a Break in Service in such computation period, or in any other case, to the immediately following computation period; except that no such credit will be given unless the person furnishes to the Plan Administrator such timely information as may reasonably be required to establish that the absence from employment was for one of the reasons enumerated in the immediately foregoing sentence, and the number of days for which there was such an absence.

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         2. LIMITATIONS APPLICABLE TO PARAGRAPH (b) OF SECTION 1. In the
application of the provisions of paragraph (b) of Section 1 of this Article II, the following provisions shall apply:

                  (a) No more than 501 hours of service shall be credited under such paragraph (b) to a person on account of any single continuous period during which he performs no duties (whether or not such period occurs in a single computation period).

                  (b) An hour for which a person is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed shall not be credited to him if such payment is made or due under a plan maintained solely for the purpose of complying with applicable Workers' Compensation, unemployment compensation, or disability insurance laws.

                  (c) Hours of service shall not be credited with respect to a payment which solely reimburses a person for medical or medically related expenses incurred by him.

                  (d) For purposes of such paragraph (b), a payment shall be deemed to be made by or due from an Employer or a Related Corporation
         (i) regardless of whether such payment is made by or due from such employer directly or indirectly, through (among others) a trust fund or insurer to which any such employer contributes or pays premiums, and
         (ii) regardless of whether contributions made or due to such trust fund, insurer, or other entity are for the benefit of particular persons or are on behalf of a group of persons in the aggregate.

         3. DETERMINATION OF HOURS OF SERVICE UNDER PARAGRAPH (b) OF SECTION 1. In the case of a payment which is made or due on account of a period during which a person performs no duties, and which results in the crediting of hours of service under paragraph (b) of Section 1 of this Article II, or in the case of an award or agreement for back pay, to the extent that such award or agreement is made with respect to a period described in such paragraph (b), the number of hours of service to be credited shall be determined in accordance with the following provisions:

                  (a) Except as provided in paragraph (d) of this Section 3, in the case of a payment made or due which is calculated on the basis of units of time, such as hours, days, weeks, or months, the number of hours of service to be credited shall be the number of regularly scheduled working hours included in the units of time on the basis of which the payment is calculated. For purposes of the preceding sentence, in the case of a person without a regular work schedule, the number of hours to be credited shall be calculated on the basis of a 40-hour workweek and an eight-hour workday.

                  (b) Except as provided in such paragraph (d), in the case of a payment made or due which is not calculated on the basis of units of time, the number of hours of service to be credited shall be equal to the amount of the payment divided by the person's most recent hourly rate of compensation (as determined under paragraph (c) of this Section 3) before the period during which no duties are performed.

                  (c) For purposes of paragraph (b) of this Section 3 a person's hourly rate of compensation shall be determined in accordance with the following provisions:

                           (i) In the case of a person whose compensation is
                  determined on the basis of an hourly rate, such hourly rate shall be such person's most recent hourly rate of compensation.

                           (ii) In the case of a person whose compensation is
                  determined on the basis of a fixed rate for specified periods of time (other than hours) such as days, weeks, or months, such person's hourly rate of compensation shall be his most recent rate of compensation for a specified period of time (other than an hour), divided by the number of hours regularly scheduled for the performance of duties during such period of time. For purposes of the preceding sentence, in the case of a person without a regular work schedule, such person's hourly rate of compensation shall be calculated on the basis of a 40-hour workweek and an eight-hour workday.

                           (iii) In the case of a person whose compensation is
                  not determined on the basis of a fixed rate for specified periods of time, such person's hourly rate of compensation shall be the lowest hourly rate of compensation paid to persons in the same job classification as that of such person or, if no one in the same job classification has an hourly rate, the minimum wage as established from time to time under
                  Section 6(a)(1) of the Fair Labor Standards Act of 1938, as amended.

                  (d) Notwithstanding the provisions of paragraphs (a) and (b) of this Section 3, a person shall not be credited on account of a period during which no duties are performed with a number of hours of service which is greater than the number of hours regularly scheduled for the performance of duties during such period. For purposes of applying the preceding sentence in the case of a person without a regular work schedule, the number of hours of service to be credited to such person for a period during which no duties are performed shall be calculated on the basis of a 40-hour workweek and an eight-hour workday.

         4. CREDITING OF HOURS OF SERVICE TO COMPUTATION PERIODS. Hours of service determined under Section 1 of this Article II shall be credited to the appropriate computation period in accordance with the following provisions:

                  (a) Hours of service described in paragraph (a) of such
         Section 1 shall be credited to the computation period in which the duties are performed.

                  (b) Hours of service described in paragraph (b) of such
         Section 1 shall be credited as follows:

                           (i) hours of service credited to a person on account
                  of a payment which is calculated on the basis of units of time, such as hours, days, weeks, or months, shall be credited to the computation period or periods in which the period during which no duties are performed occurs, beginning with the first unit of time to which the payment relates; and

                           (ii) hours of service credited to a person on account
                  of a payment which is not calculated on the basis of units of time shall be credited to the computation period in which the period during which no duties are performed occurs, or, if the period during which no duties are performed extends beyond one computation period, such hours of service shall be allocated equally between the first two such computation periods.

                  (c) Hours of service described in paragraph (c) of such
         Section 1 shall be credited to the computation period or periods to which the award or agreement for back pay pertains, rather than to the computation period in which the award, agreement, or payment is made.

                  (d) Notwithstanding the provisions of this Section 4, in the case of hours of service to be credited to a person in connection with a period of no more than 31 days which extends beyond one computation period, all such hours of service shall be credited to the second such computation period.

         2. "COMPUTATION PERIOD" For purposes only of this Article II, a "computation period", with respect to the determination of an Employee's years of vested service, shall mean a Plan Year, and, with respect to the determination of a person's years of service, shall mean the 12-month period commencing on the first date he completes an Hour of Service or a Plan Year beginning after the date he completes his first Hour of Service, as the case may be.

                                  ARTICLE III
                             EMPLOYEE PARTICIPATION
                             ----------------------

         1. PARTICIPATION. Each Employee who was a Participant on December 31, 1998, shall continue as a Participant hereunder. Each other Employee shall become a Participant on the earliest Eligibility Date occurring on or after January 1, 1999, on which he has attained age 21 and has satisfied either of the following eligibility requirements:

                  (a) completion of six months of full-time employment with an Employer without interruption, or

                  (b) completion of one year of service with an Employer.

For purposes of paragraph (a) of this Section 1, an Employee shall be deemed to be employed on a full-time basis only if his customary employment contemplates his completion of at least 1,000 hours of service in a Plan Year.

         2. ELIGIBILITY DATES. An Employee shall become a Participant as of the first day of any month of the Plan Year coincident with or following the first date on which the Employee has satisfied the age and service eligibility requirements specified in Section 1 of this Article III.

         3. AUTOMATIC DEFERRED COMPENSATION CONTRIBUTIONS. The Employer shall automatically reduce an Employee's Compensation by 2% commencing with the Employee's Eligibility Date and contribute this 2% of Compensation amount (the "Automatic Deferred Compensation Contributions") to the Plan on the Employee's behalf as a Deferred Compensation Contribution, unless the Employee affirmatively elects otherwise, subject to, and as more particularly provided by, the following rules and procedures of this Section 3:

                  (a) The Automatic Deferred Compensation Contributions established by this Section 3 shall only apply to eligible Employees of an Employer who commence employment with the Employer on or after January 1, 1999.

                  (b) Within an administratively reasonable period of time after an eligible Employee commences employment with the Employer, the Employer shall inform the Employee, in writing, by means of transmittal or delivery to the Employee of an Enrollment/Change form (or such other form as the Committee may establish) of the Automatic Deferred Compensation Contributions feature of the Plan.

                  (c) No earlier than 30 days prior to the Employee's anticipated Eligibility Date, the Employer shall re-notify the Employee, by means of transmittal or delivery to the Employee of the Enrollment/Change form, of the Automatic Deferred Compensation Contributions feature of the Plan. The Enrollment/Change form shall enable the Employee to elect affirmatively not to have the Automatic Deferred Compensation Contributions apply to the Employee, or to change the amount of his Deferred Compensation Contributions as permitted by the Plan.

                  (d) If the Employee wishes to be exempt from the Automatic Deferred Compensation Contributions feature of the Plan as of his Eligibility Date, the Employee must return the Enrollment/Change form, indicating the Employee's election to be exempt from the Automatic Deferred Compensation Contributions feature of the Plan, to the Committee no later than 15 days before the Employee's anticipated Eligibility Date.

                  (e) In the event the Employee does not return the Enrollment/Change form to the Committee (electing to be exempt from the Automatic Deferred Compensation Contributions feature of the Plan) at least 15 days prior to the Employee's Eligibility Date, the Automatic Deferred Compensation Contributions feature of the Plan shall be applicable to the Employee until such time as the Employee either elects to be exempt from Automatic Deferred Compensation Contributions, or elects a different amount of such Deferred Compensation Contributions, by contacting the Trustee directly, by means of telephone or the Internet (the "Trustee Direct Contact Procedures"); or by such other means as the Committee may prescribe from time to time. In the event the Employee so elects to be exempt, or so elects a different amount of such Automatic Deferred Compensation Contributions, the changes in the Automatic Deferred Compensation Contributions applicable to such Employee shall be effective as soon as administratively feasible, but no earlier than 15 days after the change is elected (or such other time period as the Committee may prescribe).

                  (f) At least once a year, no later than 30 days before the commencement of the next Plan Year, the Employer shall notify all Employees then-subject to Automatic Deferred Compensation Contributions that all such Employees may elect to be exempt from Automatic Deferred Compensation Contributions.

         4. ELECTION RELATING TO DEFERRED COMPENSATION CONTRIBUTIONS. During the month including or immediately following the date on which a Participant has satisfied the eligibility requirements specified in Section 1 of this Article III, such Participant may file with the Committee (or a local personnel office of an Employer) a written election with respect to a Compensation reduction authorization on a form prescribed by the Committee, which authorizes his Employer to make Deferred Compensation Contributions on his behalf in accordance with the provisions of Section 1 of Article V, effective for the first payroll period ending on or after the month first following receipt of such election by the Committee, as the case may be. After the month including or immediately following the date on which a Participant has satisfied the eligibility requirements specified in Section 1 of this ARTICLE III, the Participant may authorize his Employer to make

Deferred Compensation Contributions on his behalf by means of the Trustee's Direct Contact Procedures, or such other methods as may be prescribed by the Committee from time to time.

         5. YEARS OF SERVICE. For the purpose only of applying the eligibility requirements set forth in Section 1 of this Article III, years of service shall be determined in accordance with the following provisions:

                  (a) An Employee will be credited with one year of service if, as of the end of the 12-month period commencing on the first date he completes an Hour of Service, he has completed at least 1,000 Hours of Service. An Employee shall be credited with one year of service for each Plan Year (beginning with the first Plan Year after he completes his first Hour of Service) in which he completes at least 1,000 Hours of Service, provided, however, that no Employee shall be credited with more than one Year of Service for eligibility purposes. He shall be credited with an additional year of service for each Plan Year, including the Plan Year in which such 12-month period terminated, in which he completes at least 1,000 hours of service.

                  (b) In the case of an Employee who has a Break in Service,

                           (i) if an Employee did not have a non-forfeitable
                  right to any portion of any Employer derived Separate Account before his Break in Service commenced, his years of service prior to the Break in Service shall be disregarded for purposes of determining his eligibility if the number of his consecutive breaks in service equals or exceeds the greater of five or the aggregate number of years of service such Employee had before his Break in Service commenced; and

                           (ii) if his years of service are not excluded under
                  (i) above or if he had a non-forfeitable right to any portion of any Employer derived Separate Account before his Break in Service commenced, his years of service before the Break in Service commenced will be reinstated upon his again completing an Hour of Service as an Employee.

         Notwithstanding the foregoing provisions of this paragraph (b), however, in no event shall any years of service be taken into account for purposes of determining eligibility by reason of amendments made to this paragraph (b) to comply with the Retirement Equity Act of 1984, if such years of service would not have been taken into account for such purpose on September 30, 1985, under the provisions of this paragraph
         (b) in effect on such date.

         6. REEMPLOYMENT AFTER BREAK IN SERVICE. If an Employee who incurs a Break in Service after his employment is terminated is thereafter re-employed as an Employee and if his years of service prior to such Break in Service are reinstated under paragraph (b)(ii) of Section 4 of this Article III, he shall become a Participant or again become a Participant, as the case may be, on the date such service is reinstated. If a former Employee who incurs a Break in Service after his employment is terminated is thereafter re-employed as an Employee and if he does not become a Participant immediately upon his completing an Hour of Service as an Employee in accordance with the preceding provisions of this Section 5, he shall become a Participant or again become a Participant, as the case may be, on the earliest Eligibility Date indicated in Section 2 of this
Article III with respect to which he meets the eligibility requirements indicated in Section 1 of this Article III based on his period of reemployment.

         7. CERTIFICATION OF NEW PARTICIPANTS. As soon as practicable after each Eligibility Date, each Employer shall transmit to the Company, the Trustee, and the Committee a certified list of all Employees becoming Participants on such date. Each Employee so certified shall be notified of such fact by his Employer. Upon becoming a Participant hereunder, an Employee shall become entitled to the benefits under the Plan and shall be bound by all provisions of this Plan.

         8. CHANGES IN EMPLOYMENT STATUS; TRANSFERS OF EMPLOYMENT. If a Participant ceases to be an Employee but continues in the employment of (i) an Employer in some other capacity, or (ii) a Related Corporation, he shall nevertheless continue as a Participant until his participation is otherwise terminated in accordance with the provisions of this Plan; provided, however, that such Participant shall share in any Employer contributions and forfeitures for any Plan Year of such participation only to the extent and on the basis of his Compensation for services as an Employee or on the basis of Deferred Compensation Contributions made on his behalf during such Plan Year, as the case may be; and provided, further, that no Deferred Compensation Contributions shall be made on behalf of such Participant in accordance with the terms of his Compensation reduction authorization except on the basis of his Compensation for services as an Employee during such Plan Year. Moreover, if a person is transferred directly from employment (i) with an Employer in a capacity other than as an Employee or (ii) with a Related Corporation, to employment with an Employer as an Employee, his service with such Employer or such Related Corporation shall be included in determining his eligibility under
Section 1 of this ARTICLE III.

                                   ARTICLE IV
                                  BENEFICIARIES
                                  -------------

         1. DESIGNATION OF BENEFICIARY. In the case of a Participant or former Participant who is not married, the Beneficiary to whom distribution shall be made hereunder in the event such Participant or former Participant dies before his interest shall have been distributed to him in full shall be such person or persons as designated by the Participant or former Participant. In the case of a Participant or former Participant who is married, the Beneficiary to whom distribution shall be made hereunder in the event such Participant or former Participant dies before his interest shall have been distributed to him in full shall be his surviving spouse, if any, or alternately such person or persons as designated by the Participant or former Participant, provided that such designation has been consented to in writing by the surviving spouse, if any, of such Participant or former Participant. To be effective, any such consent must acknowledge the effect of such action and be witnessed by a notary public or a Plan representative, unless a Plan representative finds that such consent cannot be obtained because the spouse cannot be located or because of other circumstances set forth in Section 417(a)(2) of the Code and regulations issued thereunder. A designation of Beneficiary hereunder may be changed at any time and from time to time by the Participant or former Participant, provided that such change of designation has been consented to in the manner described above by the surviving spouse, if any, of such Participant or former Participant. Any such designation or change of designation, with spousal consent when necessary, shall be made in writing in the form prescribed by the Committee, and shall become effective only when filed by the Participant or former Participant with the Committee; provided, however, that any such designation or change of designation which is received by the Committee after the death of the Participant or former Participant shall be disregarded.

         2. BENEFICIARY IN ABSENCE OF DESIGNATION. If a deceased Participant or former Participant has no surviving spouse and if either no Beneficiary for such Participant or former Participant shall have been designated or all those designated as his Beneficiary shall have died prior to the death of such Participant or former Participant, then the Beneficiary shall be the estate of such Participant or former Participant. If any Beneficiary shall die after becoming entitled to receive distribution hereunder and before such distribution is made in full, and if no other person or persons shall have been designated to receive the balance of such distribution upon the happening of such contingency, the estate of such deceased Beneficiary shall become the Beneficiary as to such balance.

                                   ARTICLE V

                  CONTRIBUTIONS MADE ON BEHALF OF PARTICIPANTS
                  --------------------------------------------

1.       DEFERRED COMPENSATION CONTRIBUTIONS.

         (a) Commencing with the first payroll period with respect to which a Participant is subject to Automatic Deferred Compensation Contributions, or has made an election described in Section 4 of Article III, any such Participant shall have a Deferred Compensation Contribution made to the Plan by his Employer which shall be a percentage of his Compensation of not less than one percent nor more than fifteen percent; provided, however, that the Deferred Compensation Contribution to be made on behalf of a Participant shall not, when aggregated with all other elective deferrals made on behalf of the Participant under any other plan, contract, or arrangement of an Employer or a Related Corporation exceed the "applicable limit" for the Participant's taxable year beginning in the calendar year.

         (b) The "applicable limit" for a Participant's taxable year beginning the 1999 calendar year is $10,000 and for each subsequent calendar year is an adjusted amount established by the Secretary of Treasury pursuant to Section 402(g)(5) of the Code.

         (c) At all times that a Participant (i) is subject to Automatic Deferred Compensation Contributions, and/or (ii) elects to have his Employer make any Deferred Compensation Contributions on his behalf, the Compensation of such Participant shall be reduced for each payroll period by the percentage of total Deferred Compensation Contributions contributed on his behalf to the Plan in accordance with the terms of any applicable Automatic Deferred Compensation Contributions and/or the Compensation reduction authorization in effect for such Participant pursuant to Sections 1, 3 and 4 of Article III or Section 3 of this
Article V, as the case may be; except that if the Committee determines that a Participant's Deferred Compensation Contributions will result in his exceeding the annual "applicable limit" defined above in subsection 1(b) above, the Committee shall adjust the total Deferred Compensation Contributions of such Participant to such smaller percentage as will result in the annual "applicable limit" not being exceeded.

         (d) Notwithstanding any other provision in this Plan to the contrary, no Deferred Compensation Contributions made with respect to a Plan Year on behalf of Participants who are Highly Compensated Employees shall result in an average actual deferral percentage for such Participants which exceeds the greater of:

                  (i) a percentage which is equal to 125 percent of the average actual deferral percentage for all other Participants; or

                  (ii) a percentage which is not more than 200 percent of the average actual deferral percentage for all other Participants and which is not more than two percentage points higher than the average actual deferral percentage for all other Participants.

                  The Committee shall adjust as required the projected actual deferral percentages of Highly Compensated Employees by reducing such percentages in order, beginning with the highest of such percentages, to such smaller percentages that will result in the limits set forth above (the "ADP test") not being exceeded. The Committee shall then adjust the Deferred Compensation Contributions of affected Highly Compensated Employees to reflect the adjustment made to their actual deferral percentages.

                  (e) Effective on and after October 1, 1997, if the Committee determines the Plan fails to satisfy the ADP Test for a Plan Year, the Trustee shall be directed by the Committee to distribute the Excess Contributions, as adjusted for allocable income, during the first 21/2months of the next Plan Year. The "Excess Contributions" are the amount of Deferred Compensation Contributions made by the Highly Compensated Employee(s) which cause(s) the Plan to fail to satisfy the ADP test. The Committee shall determine the amount of the Excess Contributions by starting with the Highly Compensated Employee(s) who has the greatest ADP. The Committee shall determine the amount of the Excess Contributions, beginning with the Highly Compensated Employee(s) who has the greatest ADP, reducing his ADP (but not below the next highest ADP), then, if necessary, reducing the ADP of the Highly Compensated Employee(s) at the next highest ADP, including the ADP of the Highly Compensated Employee(s) whose ADP the Committee already has reduced (but not below the next highest ADP), and continuing in this manner until the average ADP for the Highly Compensated Employees, as a group, satisfies the ADP test.

                  (f) After the Committee has determined the Excess Contribution amount, the Committee shall instruct the Trustee to distribute to each Highly Compensated Employee his respective share(s) of the Excess Contributions. The Committee shall determine the respective share(s) of the Excess Contributions by starting with the Highly Compensated Employee(s) who has the highest Deferred Compensation Contributions, reducing his Deferred Compensation Contributions (but not below the next highest level of Deferred Compensation Contributions), then, if necessary, reducing the Deferred Compensation Contributions of the Highly Compensated Employee(s) at the next highest level of Deferred Compensation Contributions including the Deferred Compensation Contributions of the Highly Compensated Employee(s) whose Deferred Compensation Contributions the Committee already has reduced (but not below the next highest level of Deferred Compensation Contributions), and continuing in this manner until the Trustee has distributed all Excess Contributions.

                  (g) The Excess Contributions with respect to a Highly Compensated Employee, plus any allocable income for the Plan Year, shall be charged against his interest in the various Investment Funds in which such amounts are invested in accordance with procedures adopted by the Committee and shall be distributed to the Highly Compensated Employee prior to the end of the succeeding Plan Year. The income allocable to Excess Contributions shall be determined by multiplying the gain or loss allocable for the Plan Year to the Deferred Compensation Contributions made on behalf of the Participant (and Retirement Contributions treated as elective contributions for purposes of Section 1 of this Article V for the Plan Year) by a fraction the numerator of which is the amount of the Participant's Excess Contributions and the denominator of which is the sum of (a) the balance of the Participant's Deferred Compensation Contribution Account-A (and Deferred Compensation Contribution Account-B, to the extent such amounts have been treated as elective contributions for purposes of
         Section 1 of this Article V) as of the beginning of the Plan Year, plus
         (b) the Deferred Compensation Contributions made on behalf of the Participant and Retirement Contributions treated as elective contributions for purposes of Section 1 of Article V for the Plan Year. The amount of Excess Contributions for a Plan Year shall be reduced by any excess deferrals as defined in Section 6 of this Article V previously distributed to the Highly Compensated Employee for the Highly Compensated Employee's taxable year ending with or within such Plan Year

                  (h) For purposes of this Section 1, the following terms shall have the following meanings, and further subject to the limitations of
         Section 401(a)(17) of the Code:

                           (i) The term "Compensation" means Compensation as
                  defined in Section 414(s) of the Code, including any amount contributed by the Employers pursuant to a salary reduction agreement that is not includible in the gross income of an Employee under Section 125, 402(a)(8), 402(h), or 403(b) of the Code, and further subject to the limitations of Section 401(a)(17) of the Code.

                           (ii) The term "actual deferral percentage", or "ADP",
                  with respect to a Participant for a Plan Year means the ratio of the Deferred Compensation Contributions made on his behalf with respect to the Plan Year to his Compensation for such Plan Year, except that, to the extent permitted by regulations promulgated by the Secretary of the Treasury, the Company may elect to take into account in computing the numerator of each Participant's actual deferral percentage the Employer Retirement contributions (as defined in paragraph (a) of Section 1 of Article VI) made on his behalf for the Plan Year. Notwithstanding the foregoing a Deferred Compensation Contribution will be taken into account for purposes of the actual deferral percentage of a Participant for a Plan Year only if (A) it relates to Compensation that either would have been received by the Participant in the Plan Year (but for the election to defer) or is attributable to services performed by the Participant in the Plan Year and would have been received by him but for the election to defer, within two and one-half months after the close of the Plan Year and (B) the Deferred Compensation Contribution is allocated to the Participant within the Plan Year. For purposes of the foregoing, a Deferred Compensation Contribution shall be considered allocated as of a date within the Plan Year if the allocation is not contingent upon the Participant's participation in the Plan or performance of services after such date and such contribution is actually paid to the Trust no later than 12 months after the end of the Plan Year to which the Deferred Compensation Contribution relates.

                           (iii) The term "Family Member" with respect to a
                  Participant means the Participant's spouse, his lineal ascendants, his lineal descendants, and the spouses of such lineal ascendants and descendants.

                           (i) For purposes of applying the limitation contained
                  in this Section 1, the Deferred Compensation Contributions, Employer Retirement contributions, and Compensation of any Participant who is a Family Member of a Participant who is (i) a five percent owner or (ii) among the ten Highly Compensated Employees receiving the greatest Compensation for the Plan Year, shall be aggregated with the Deferred Compensation Contributions, Employer Retirement contributions, and Compensation of such five percent owner or Highly Compensated Employee Participant, and such Family Member shall not be considered a Participant for purposes of determining the average actual deferral percentage for all other Participants. Notwithstanding the foregoing, effective for Plan Years beginning on and after October 1, 1997, the family aggregation rules of this Section will not apply.

         2. ADMINISTRATION AND LIMITATION. Each Employer shall cause to be delivered to the Trustee all Deferred Compensation Contributions made in accordance with the provisions of Section 1 of this Article V as soon as reasonably practicable, but not later than 15 days after the last day of the calendar month in which ends the payroll period with respect to which such Deferred Compensation Contributions are made; provided, however, that each Employer's contribution hereunder for any Plan Year shall not exceed the limitation specified in Section 3 of Article VI. Subject to the provisions of
Article VIII, the Committee shall credit the amount of Deferred Compensation Contributions made by each Employer on behalf of a Participant to such Participant's Deferred Compensation account.

         3. CHANGES IN REDUCTION AUTHORIZATIONS. During any month of the Plan Year, a Participant may change the percentage of his Compensation which he causes to be contributed on his behalf as Deferred Compensation Contributions, or from that which is automatically contributed on his behalf, as Deferred Compensation Contributions by selecting a percentage of his Compensation of not less than one percent nor more than fifteen percent, by contacting the Trustee directly, by means of the Trustee Direct Contact Procedures (or by such other means as the Committee may prescribe from time to time). Any such changes shall be effective as soon as administratively feasible, but no earlier than 15 days after the date the Participant makes such change. If the Participant employs the Trustee Direct Contact Procedures, they shall be subject to the Trustee's internal procedures and restrictions (including, but not limited to, market technological and other conditions and limitations).

4.       SUSPENSION OF CONTRIBUTIONS.

                  (a) Any Participant for whom Deferred Compensation Contributions are being made under this Article V may have such contributions suspended by utilizing the Trustee's Direct Contact Procedures.

                  (b) Any suspension shall take effect as soon as administratively feasible, but no earlier than 15 days after the date of the Participant's contact with the Trustee.

                  (c) Any suspension by means of the Trustee's Direct Contact Procedures shall be governed by the Trustee's internal procedures and restrictions (including, but not limited to, market, technological and other conditions and limitations).

                  (d) Any Participant who has suspended his Deferred Compensation Contributions in accordance with the foregoing provisions of this Section 4 of this Article V may have such contributions resumed by means of the Trustee's Direct Contact Procedures (or by such other means as the Committee may designate from time to time). The Participant's Deferred Compensation Contributions shall be resumed as soon as administratively feasible, but no earlier than 15 days after the Participant's initiation of contact with the Trustee (or such other entity as the Committee may designate).

         5. SPECIAL RULE FOR SUSPENSIONS OF AUTOMATIC DEFERRED COMPENSATION CONTRIBUTIONS. Notwithstanding any other provision of the Plan to the contrary, in the event a Participant directs the suspension of the Participant's Automatic Deferred Compensation Contributions, the suspension of the Automatic Deferred Compensation Contributions shall be effective no later than the first payroll period beginning in the month following the date of the Participant's direction of such suspension.

         6. DISTRIBUTION OF EXCESS DEFERRALS. Notwithstanding anything to the contrary contained in this Plan, in the event that a Participant notifies the Committee in writing no later than the first March 1 following the close of his taxable year that excess deferrals have been made on his behalf under the Plan for such taxable year, such excess amounts, plus any income allocable for the taxable year, shall be charged against his interest in the various Investment Funds in which such amounts are invested in accordance with procedures adopted by the Committee and shall be distributed to the Participant no later than the April 15 immediately following such taxable year. For purposes of this Section 6, "excess deferrals" means that portion of a Participant's Deferred Compensation Contributions that, when added to amounts deferred under other plans or arrangements described in Sections 401(k), 408(k) or 403(b) of the Code, would exceed the limit imposed on the Participant under Section 402(g) of the Code for the taxable year of the Participant in which the Deferred Compensation Contributions were made. In the event that a Participant's aggregate elective deferrals under all plans of the Employers and all Related Corporations exceed the applicable limit under Section 402(g) of the Code for the taxable year, the Participant, no later than the first March 1 following the close of such taxable year shall be deemed to have designated the allocation of the excess deferrals among the Plan and any other plan of an Employer or a Related Corporation under which the elective deferrals occurred and shall be deemed to have notified each plan of the portion allocated to it, which shall be the excess deferrals multiplied by a fraction the numerator of which is the Participant's elective deferrals for the taxable year under the plan and the denominator of which is the Participant's elective deferrals for the taxable year, and the Company, not later than the first April 15 following the close of the taxable year, shall direct distribution to the Participant of the amount of the excess elective deferrals allocated to the Plan and any income allocable thereto for the taxable year; provided, however, that any such distributed excess elective deferrals shall nevertheless be taken into account for purposes of computing deferral percentages for the Plan Year in which made under Section 1 of this Article V, but with respect only to Highly Compensated Employees. The income allocable to excess deferrals under the Plan shall be determined in the manner set forth in Section 6 of this Article V, but substituting "taxable year" for Plan Year and "excess deferrals" for excess Deferred Compensation Contributions and deleting references to amounts other than elective deferrals which have been treated as elective contributions for purposes of Section 7 of
Article V. The amount of excess deferrals for a taxable year under this Section 6 shall be reduced by any excess Deferred Compensation Contributions as defined in Section 5 of this Article V previously distributed with respect to the Participant for the Plan Year beginning with or within such taxable year.

         7. TREATMENT OF EMPLOYER MATCHING CONTRIBUTIONS RELATING TO EXCESS DEFERRAL OR CONTRIBUTION. Notwithstanding anything to the contrary contained in this Plan, if any portion of the Employer Matching contribution is allocated to a Participant in accordance with Section 3 of Article X and if the Excess Contributions made on behalf of such Participant to which such Employer Matching contribution allocation relates is treated as Excess Contributions under Section 1 of this ARTICLE V, or as an excess deferral under Section 6 of this Article V, such Employer Matching contribution allocation shall thereupon be forfeited by such Participant and shall be applied against the Matching Employer contribution obligation of his Employer for the Plan Year in which the forfeiture occurs, in the manner described in Section 7 of Article XI.

         8. NONFORFEITABILITY. Deferred Compensation Contributions and Retirement Contributions (as defined in paragraph (a) of Section 1 of Article
VI) shall be fully vested at all times.

                                   ARTICLE VI
                          OTHER EMPLOYER CONTRIBUTIONS
                          ----------------------------

1.       AMOUNT OF CONTRIBUTIONS.

         Each Employer shall contribute for each month, beginning on or after October 1, 1995, the amount determined with respect to Employees of such Employer which is necessary to fund matching allocations described under Section 3 of Article X for such month; subject to reduction by any forfeitures with respect to Employees of such Employer as provided in
Section 7 of this Article VI (such amount being hereinafter referred to as such Employer's "Matching Employer contribution"). In addition, each Employer shall contribute for each Plan Year beginning on or after October 1, 1995, through December 31, 1998, an amount equal to the sum of:

                  (a) two percent of the Compensation for such Plan Year paid by such Employer to each Participant included on the list described in
         Section 1 of Article X for such Plan Year (such amount being hereinafter referred to as such Employer's "Retirement contribution"); and

                  (b) such additional amount, if any, as the Board of Directors of the Company shall determine by action specifying the amount of such contribution and the Plan Year for which it is being made (such amount being hereinafter referred to as such Employer's "Discretionary Employer contribution").

No Employer shall make any Retirement Contributions or Discretionary Employer Contributions for any Plan Year beginning on or after January 1, 1999.

         2. PAYMENT OF CONTRIBUTIONS. Each Employer contribution for any Plan Year shall be paid in cash to the Trustee. Each Employer contribution for such Plan Year, regardless of when actually paid, shall for purposes of Trust accounting and reporting be deemed to have been made on the last day of such Plan Year. Upon receipt of any such contribution, the Trustee shall deposit the same in the Investment Funds as further described in Section 1 of Article VIII for investment pursuant to the investment elections of the Participants whose accounts are allocated a portion of such contribution.

         3. LIMITATION ON AMOUNT. Notwithstanding anything to the contrary contained in this Plan, the total contribution of any Employer for any Plan Year, including Deferred Compensation Contributions made on behalf of Employees, shall in no event exceed (i) the maximum amount which will constitute an allowable deduction for such year to such Employer under Section 404 of the Code, (ii) the maximum amount which may be contributed by such Employer under Section

415 of the Code, or (iii) the maximum amount which may be contributed pursuant to any wage stabilization law, or any regulation, ruling, or order issued pursuant to law.

         4. PROFIT-SHARING PLAN. An Employer may contribute to the Plan without regard to current or accumulated earnings and profits for the taxable year or years ending with or within the Plan Year. Notwithstanding the foregoing, the Plan shall continue to be designed to qualify as a profit-sharing plan under the Code.

         5. FINALITY OF DETERMINATION. The Company shall have exclusive responsibility with respect to determining the amount of Employer contributions and, upon determining the amount of the contribution to be made by each Employer for a Plan Year, shall transmit to the Trustee and to the Committee a written statement of the amount thereof, together with a certificate by an authorized officer of the Company certifying to the correctness thereof. A determination so made and certified shall be final and conclusive upon all Employers, the Trustee, the Committee, and all Participants, former Participants, and beneficiaries.

         6. LIMITATION ON MATCHING EMPLOYER CONTRIBUTIONS FOR HIGHLY COMPENSATED EMPLOYEES.

                  (a) Notwithstanding any other provision of this Plan to the contrary, no Matching Employer contributions made with respect to a Plan Year on behalf of Participants who are Highly Compensated Employees shall result in an average contribution percentage for such Participants which exceeds the greater of:

                           (i) a percentage which is equal to 125 percent of the
                  average contribution percentage for all other Participants; or

                           (ii) a percentage which is not more than 200 percent
                  of the average contribution percentage for all other Participants and that is not more than two percentage points higher than the average contribution percentage for all other Participants; provided, however, that, to the extent required by regulations of the Secretary of the Treasury, the alternative limitation contained in this paragraph (b) shall not be used for purposes of this Section 6 in any Plan Year with respect to which the Company uses paragraph (d)(ii) of
                  Section 1 of Article V to meet the actual deferral percentage limitations specified therein.

                  (b) For purposes of this Section 6, the following terms shall have the following meanings:

                           (i) The term "Compensation" means Compensation as
                  defined in Section 414(s) of the Code, including any amount contributed by the Employers pursuant to a salary reduction agreement that is not includible in the gross income of an Employee under Section 125, 402(a)(8), 402(h), or 403(b) of the Code, and further subject to the limitations of Section 401(a)(17) of the Code.

                           (ii) The term "contribution percentage", or "ACP",
                  with respect to a Participant for a Plan Year means the ratio of the Matching Employer contributions made on his behalf for the Plan Year to his Compensation for such Plan Year, except that, to the extent permitted by regulations promulgated by the Secretary of the Treasury, the Company may elect to take into account in computing the numerator of each Participant's contribution percentage the Deferred Compensation Contributions and Retirement contributions made on his behalf for the Plan Year. Except as provided in applicable regulations promulgated by the Secretary of the Treasury, the contribution percentage of a Highly Compensated Employee who is eligible to participate in more than one plan of an Employer to which matching contributions are made will be determined by treating all the plans of the Employer (or an entity that is required to be aggregated with the Employer under Sections 414(b),(c), (m) or (o) of the Code) in which the Highly Compensated Employee is eligible to participate as a single plan (other than those that may not be permissively aggregated under applicable regulations promulgated by the Secretary of the Treasury, pursuant to Section 401(m) of the
                  Code). If the Highly Compensated Employee participates in two or more plans that have different plan years, all such plan years ending with or within the same calendar year will be treated as a single plan.

                           (iii) The term "Family Member" with respect to a
                  Participant means the Participant's spouse, his lineal ascendants, his lineal descendants, and the spouses of such lineal ascendants and descendants.

                  (c) For purposes of applying the limitations contained in this
         Section 6, and only with respect to Plan Years beginning before October 1, 1997, the Matching Employer contributions and Compensation of any Participant who is a Family Member of a Participant who is (i) a five percent owner or (ii) among the ten Highly Compensated Employees receiving the greatest Compensation for the Plan Year, shall be aggregated with the Matching Employer contributions and Compensation of such five percent owner or Highly Compensated Employee Participant, and such Family Member shall not be considered a Participant for purposes of determining the average contribution percentage for all other Participants. In the event that the limitation described in paragraph
         (b) of this Section 6 relating to multiple use of the alternative limitation is applicable with respect to a Plan Year, the Company shall determine the order in which corrective distributions are to be made hereunder so as to distribute in the aggregate the smallest amount necessary to eliminate excess amounts with respect to the Plan Year.

7.       FORFEITURE OR DISTRIBUTION OF EXCESS MATCHING EMPLOYER CONTRIBUTIONS.

                  (a) The determination of the amount of excess Matching Employer contributions shall be made after application of Section 1 of
         Article V, if applicable, and after application of Section 6 of Article V, if applicable.

                  (b) Notwithstanding any other provision of this Plan to the contrary, in the event that the limitation contained in Section 6 of this Article VI (the "ACP Test") is exceeded in any Plan Year, the excess Matching Employer Contributions with respect to a Highly Compensated Employee, plus any allocable income for the Plan Year, shall be charged against his interest in the various Investment Funds in which such amounts are invested in accordance with procedures adopted by the Committee and shall be forfeited or distributed prior to the end of the succeeding Plan Year as hereinafter provided in the same proportion as the Highly Compensated Employee's forfeitable and vested interest in his Employer Matching account to which such contributions have been credited.

                  (c) The income allocable to excess Matching Employer contributions shall be determined in the manner set forth in Section 1(g) of Article V, but substituting "excess Matching Employer contributions" for excess Deferred Compensation Contributions and using as the denominator the sum of (i) the balance of the Participant's Employer Matching account as of the beginning of the Plan Year and (ii) the Matching Employer Contributions made for the Participant for the Plan Year.

                  (d) Any amounts forfeited with respect to a Participant pursuant to this Section 7 shall be applied against the Matching Employer contribution obligation of his Employer for the Plan Year in which the forfeiture occurs.

                  (e) For purposes of this Section 7 of this ARTICLE VI, "excess Matching Employer contributions" with respect to a Highly Compensated Employee means the excess of the Matching Employer contributions made on his behalf over the maximum amount permitted to be contributed on his behalf under Section 6 of this Article VI, determined by reducing the dollar amounts of Matching Employer contributions made on behalf of Highly Compensated Employees in order of their contribution percentages beginning with the highest of such percentages. Notwithstanding the foregoing, for Plan Years beginning on and after October 1, 1997, the following rules and procedures shall be applicable:

                           (i) The Committee will determine excess Matching
                  Employer contributions. If the Committee determines the Plan fails to satisfy the ACP Test for a Plan Year, the Trustee, shall be directed by the Committee to distribute the excess Matching Employer contributions, as adjusted for allocable income to the appropriate Highly Compensated Employees during the first 2 1/2 months of the next Plan Year. The excess Matching Employer contributions are the amount of Matching Employer contributions allocated on behalf of the Highly Compensated Employees which causes the Plan to fail to satisfy the ACP Test. The Committee will determine the amount of the excess Matching Employer contributions, beginning with starting with the Highly Compensated Employee(s) who has the greatest contribution percentage, reducing his contribution percentage (but not below the highest contribution percentage), then, if necessary, reducing the contribution percentage on the Highly Compensated Employee(s) at the next highest contribution percentage level, including the contribution percentage the Committee already has reduced (but not below the next highest contribution percentage), and continuing in this manner until the ACP for the Highly Compensated Group satisfies the ACP Test.

                           (ii) After the Committee has determined the excess
                  Matching Employer contribution amount, the Trustee shall be directed by the Committee to distribute to each Highly Compensated Employee his respective share of the excess Matching Employer contributions. The Committee shall determine the respective share(s) of excess Matching Employer contributions by starting with the Highly Compensated Employee(s) who has the greatest amount of Matching Employer contributions, reducing the amount of his Matching Employer contributions (but not below the next highest amount of Matching Employer contributions), then, if necessary, reducing the amount of Matching Employer contributions of the Highly Compensated Employee(s) at the next highest level of Matching Employer, including the Matching Employer contributions of the Highly Compensated Employee(s) whose Matching Employer contributions the Committee already has reduced (but not below the next highest level of Matching Employer contributions), and continuing in this manner until the Trustee has distributed all excess Matching Employer contributions.

         8. EFFECT OF PLAN TERMINATION. Notwithstanding anything to the contrary contained in this Agreement, a termination of the Plan by the Company shall operate as a termination of the liability of the Company and all other Employers to make further contributions hereunder; and a termination of the Plan as to any Employer shall operate as a termination of the liability of such Employer to make further contributions hereunder; provided, however, that no such termination shall relieve any Employer of its obligation to pay contributions hereunder for Plan Years ended prior to the date of any such termination.

                                  ARTICLE VII
                             ROLLOVER CONTRIBUTIONS
                             ----------------------

         1. ROLLOVER CONTRIBUTIONS. A Participant who prior to his employment with an Employer was a participant in a plan maintained by a previous employer and qualified under Section 401 of the Code and who receives a distribution from such plan that he either elects (i) to roll over immediately to a qualified retirement plan or (ii) to roll over into a conduit IRA from which he receives a later distribution, may elect to make a Rollover Contribution to the Plan if he is entitled under Section 402(a)(5) of the Code to roll over such distribution to another qualified retirement plan. The Committee shall establish procedures for determining whether a particular distribution meets the requirements to be accepted as a Rollover Contribution hereunder, and all Rollover Contributions shall be made subject to any such procedures. A Participant shall make a Rollover Contribution to the Plan by delivering, or causing to be delivered, to the Trustee the Rollover Contribution amount within 60 days of receipt of the distribution from the plan or from the conduit IRA in such manner as shall be specified by the Committee.

         2. ADMINISTRATION. Notwithstanding anything to the contrary contained in the Plan, all Rollover Contributions received by the Trustee shall be held by the Trustee and administered in accordance with the provisions of this Article
VII. Upon receipt of any Rollover Contribution, the Rollover account of the Participant to whom it is attributable shall be credited with the amount of the Rollover Contribution, and such amount shall be deposited in the Investment Funds as further described in Section 1 of Article VIII. The Participant's interest in his Rollover account shall at all times be fully vested.

         3. ROLLOVER CONTRIBUTIONS NOT CONSIDERED FOR CERTAIN PLAN PURPOSES. Separate Accounts to which any Rollover Contributions have been credited shall not be aggregated with the other Separate Accounts maintained under the Plan for purposes of determining whether the Plan is top heavy within the meaning of paragraph (i) of Section 2 of Article XVIII, except that amounts contained in a Separate Account that are attributable to any Rollover Contributions made from a plan maintained by an Employer or a Related Corporation shall be aggregated with the other

Separate Accounts maintained under the Plan for purposes of determining whether the Plan is top heavy.

                                  ARTICLE VIII
                     DEPOSIT AND INVESTMENT OF CONTRIBUTIONS
                     ---------------------------------------

         1. DEPOSIT OF CONTRIBUTIONS. All Employer contributions, Deferred Compensation contributions, and Rollover Contributions shall be deposited in the Investment Funds in accordance with directions received from the Committee; provided, however, that the Committee's directions shall be based upon the investment election of each Participant, former Participant, or Beneficiary made in accordance with the provisions of Section 2 of this Article VIII.

         2. INVESTMENT ELECTIONS.

                  (a) Each Participant, upon becoming a Participant, shall make an investment election in the manner and form prescribed or permitted by the Committee and/or the Trustee, directing the manner in which Employer contributions (excluding 50% of Matching Employer contributions made with respect to such Participant's Deferred Compensation Contributions for periods subsequent to December 31,
         1998), Deferred Compensation Contributions, and Rollover Contributions made by him or on his behalf shall be deposited and held by the Trustee. An investment election shall specify the percentage, in one percent increments, of such contributions that shall be invested in one or more of the Investment Funds with the sum of such percentages equaling 100 percent.

                  (b) For periods subsequent to December 31, 1998, (i) each Participant (other than officers and directors subject to Section 16(b) of the Securities Exchange Act of 1934) may direct that up to 25% of his or her future Deferred Compensation Contributions and the allocable future "Participant-Directed Employer Matching Contributions" may be invested in the Company Stock Fund; and (ii) 50% of future Matching Employer Contributions (the "Non-Directed Employer Matching Contributions") shall be invested in the Company Stock Fund, and shall not be subject to any investment election of the Participant, except as set forth under subsection 2(f) below.

                  (c) Subject to the provisions of Subsection 2(b), a Participant may make separate investment elections with respect to a Participant's existing account balance and future contributions from among all the Investment Funds then-available for Participant direction of investment under the Plan. The investment election made by a Participant, former Participant, or Beneficiary of a deceased Participant or former Participant shall remain in effect until he causes a change of investment election.

                  (d) A Participant may request changes to an investment election by directly contacting the Trustee by means of telephone or the Internet, according to the internal policies and procedures as may be established by the Trustee from time to time, and which shall be reflected in written guides for making investments provided by the Trustee to each Participant. An investment election or change of investment election shall become effective as soon as is administratively practicable following its transmission. The timing of the effective date of any investment election, or change of investment election, after transmittal by the Participant, shall be subject to the internal policies and procedures of the Trustee, as well as market, technological and other conditions or limitations that may be applicable to the method of delivery or transmittal or the internal policies and procedures of the Trustee. In the event a Participant, former Participant, or Beneficiary of a deceased Participant or former Participant changes his investment election, amounts credited to his Separate Accounts (other than his ESOP account, if any, or any insurance contract held for him hereunder), as the case may be, as of the effective date of the election shall be transferred between the Investment Funds in accordance with the percentages specified in his election and future contributions made by him or on his behalf shall be deposited in the Investment Funds in the manner specified in such election.

                  (e) If a Participant directs that all, or any portion, of the Participant's Deferred Compensation Contributions then-invested in the Company Stock Fund be transferred into a different Investment Fund(s), such Participant shall not thereafter be permitted to reinvest any such transferred amounts in the Company Stock Fund.

                  (f) A Participant who attains age 55 with not less than ten
         (10) years of service with an Employer shall be permitted to request that some or all of the balance in his Non-Directed Employer Matching Contributions account be transferred to other Investment Funds then-available under the Plan, upon such terms, conditions and limitations as may be established by the Committee from time-to-time and applied on a uniform and consistent basis. If, however, a Participant transfers some or all of the balance in his Non-Directed Employer Matching Contributions Account to another Investment Fund, such Participant shall not thereafter be permitted to reinvest any such transferred amounts in the Company Stock Fund.

                                   ARTICLE IX
                   INVESTMENT FUNDS AND PARTICIPANTS' ACCOUNTS
                   -------------------------------------------

         1. INVESTMENT FUNDS. The Committee shall cause one or more trust funds to be established, each of which is herein referred to as an Investment Fund, to hold and administer all of the assets of the Trust, except assets held in the ESOP Fund as provided in Section 2 of Article XIX, any insurance contracts held by the Trustee under the provisions of Article XII, and any allocated insurance contracts held by the Trustee under the provisions of Section 2 of Article XXI.

The Committee shall determine the number and type of Investment Funds which are from time to time to be maintained and shall notify the Trustee in writing concerning the same. The interest of each Participant in any Investment Fund shall be an undivided interest.

         2. SEPARATE ACCOUNTS. With respect to each Employee who becomes a Participant, there shall be maintained five Separate Accounts in his name, as follows: (i) an Employer Regular account, which shall reflect his share of Employer contributions made with respect to Plan Years ending prior to October 1, 1982, and prior to January 1, 1989, his share of Regular Employer contributions made with respect to Plan Years ending after October 1, 1982, and forfeitures derived from such amounts, as well as such account's share of net increase or decrease in value of the assets of the Investment Funds; (ii) an Employer Matching account, which shall reflect his share of the Matching Employer contribution, as well as such account's share of net increase or decrease in value of the assets of the Investment Funds; (iii) a Deferred Compensation account-A, which shall reflect his Deferred Compensation Contributions, as well as such account's share of net increase or decrease in value of the assets of the Investment Funds; (iv) a Deferred Compensation account-B, which shall reflect his share of Retirement contributions made with respect to Plan Years ending after October 1, 1982, and prior to January 1, 1989, as well as such account's share of net increase or decrease in value of the assets of the Investment Funds; and (v) a Rollover account, which shall reflect his own Rollover Contributions, if any, as well as such account's share of net increase or decrease in value of the assets of the Investment Funds. The Committee shall cause such Separate Accounts to be maintained and administered for each Participant in accordance with the provisions of this Plan. Sub-accounts shall be maintained under each Separate Account to reflect separately contributions allocated to each Investment Fund established hereunder and the earnings and losses attributable thereto. Such other sub-accounts may be established as are necessary or appropriate to reflect a Participant's interest in the Trust.

         3. ACCOUNT BALANCES. For all purposes of this Plan, the balance of each Separate Account of a Participant and of a former Participant or Beneficiary as of any date shall be the balance of each such account after all credits and charges thereto, for and as of such date, have been made as provided in this Plan.

                                   ARTICLE X
                     ALLOCATIONS TO ACCOUNTS AND VALUATIONS

         1. ALLOCATION OF RETIREMENT CONTRIBUTIONS AMONG PARTICIPANTS. Within a reasonable time after the end of each Plan Year, each Employer shall certify and deliver to the Committee a list of all persons who were Participants during the Plan Year, together with a statement of the Compensation of each such Participant and a statement of the amount of Deferred Compensation Contributions, if any, made on behalf of each such Participant for such Plan Year. Notwithstanding the foregoing, such list shall not include any Participant who did not complete at least 500 Hours of Service during such Plan Year, unless such Participant was reinstated as a Participant under Section 5 of Article III after the first day of such Plan Year; except that, for the short Plan Year ending December 31, 1998, such list shall include any Participant employed by an Employer on December 31, 1998, without regard to the number of Hours of Service completed by the Participant. After delivery of such list, Retirement contributions for such Plan Year shall thereupon be allocated among all Participants included on such list who were paid Compensation for such Plan Year, except that no Retirement contributions shall be made for Plan Years beginning after December 31, 1998. Subject to the provisions of Section 4 of this Article X, the share of each such Participant shall be in the ratio which that portion of his Compensation for such Plan Year bears to the aggregate Compensation of all such Participants for such Plan Year. As of the last day of such Plan

Year, the Deferred Compensation account-B of each Participant of each Participant who has incurred a Settlement Date prior thereto, shall be credited with his share of Retirement contributions as so determined. However, notwithstanding the portions of this Section 1 which provide that Retirement contributions are allocated as of the last day of a Plan Year, the provisions of
Section 2 of Article VI, and the provisions of paragraph (e) of Section 5 of
Article X, in the event a Participant's employment is terminated prior to the last day of a Plan Year under any of the circumstances set forth in Section 1 of
Article XI, the amount allocable to such Participant hereunder for such Plan Year shall be credited to his Deferred Compensation account-B as of the earlier of the date he receives distribution of all amounts then credited to Deferred Compensation account-B or the last day of such Plan Year, and any such distribution occurring no later than the last day of such Plan Year shall include such amount.

         2. ALLOCATION OF DISCRETIONARY EMPLOYER CONTRIBUTIONS AND FORFEITURES AMONG PARTICIPANTS. In connection with the preparation of the list described in
Section 1 of Article X for each Plan Year, each Employer shall also specify which Participants were no longer employed by an Employer or a Related Corporation on the last day of such Plan Year for reasons other than termination of employment in accordance with paragraphs (a), (b), and (c) of Section 1 of
Article XI. After delivery of such list, Regular Employer contributions for such Plan Year shall thereupon be allocated among the Participants included on such list, excluding, however, those who are no longer employed by an Employer or a Related Corporation on the last day of such Plan Year for reasons other than termination of employment in accordance with paragraphs (a), (b), and (c) of
Section 1 of Article XI. Forfeitures occurring during such Plan Year that are derived from Regular Employer contributions shall be used (a) to satisfy any restoration of forfeitures required under

Section 13 of Article XI; (b) to reduce Plan expenses which are not paid by the Company and (c) if any forfeitures remain, shall be allocated among the Participants as set forth above.

         Subject to the provisions of Section 4 of this Article X, the share of each Participant eligible to share in such allocation shall be in the ratio which his Compensation for such Plan Year bears to the aggregate Compensation for such Plan Year of all Participants eligible to share in such allocation. As of the last day of such Plan Year, the Regular Employer account of each Participant eligible to share in such allocation shall be credited with his share of Regular Employer contributions and any forfeitures, as so determined. In the case of a Participant who has incurred a Settlement Date as provided in paragraph (a), (b), or (c) of Section 1 of Article XI prior to the allocation of Regular Employer contributions and forfeitures, if any, pursuant to this Section 2 for such Plan Year, his allocation shall be credited to his Regular Employer account.

         3. ALLOCATION OF MATCHING EMPLOYER CONTRIBUTIONS AMONG PARTICIPANTS. Within a reasonable time after the end of each month, Matching Employer contributions for such month shall thereupon be allocated among all Participants on behalf of whom Deferred Compensation Contributions were made by an Employer for such month. For the period up to and including the short Plan Year ending December 31, 1998, subject to the provisions of Section 4 of this Article X, the share of each such Participant shall be equal to the sum of the following, determined with reference to the percentage of his Compensation for each payroll period ending in such month which is contributed on his behalf as Deferred Compensation Contributions:

                  (a) 100% of his Compensation not in excess of two percent contributed to the Plan on his behalf as Deferred Compensation Contributions;

                  (b) 40% of his Compensation in excess of two percent but not in excess of three percent contributed to the Plan on his behalf as Deferred Compensation Contributions; and

                  (c) 20% of his Compensation in excess of three percent but not in excess of six percent contributed to the Plan on his behalf as Deferred Compensation Contributions.

For the period commencing with the Plan Year beginning January 1, 1999, and subject to the provisions of Section 4 of this Article X, the share of each such Participant shall be equal to the following, determined with reference to the percentage of his Compensation for each payroll period ending in such month which is contributed on his behalf as Deferred Compensation Contributions: 100% of his Compensation not in excess of six percent of Compensation contributed to the Plan on his behalf as Deferred Compensation Contributions. As of the last day of each month, the Employer Matching account of each Participant of each Participant who has incurred a Settlement Date as provided in Section 1 of
Article XI prior thereto, shall be credited with his share of Matching Employer contributions, as so determined.


         4. LIMITATION ON CREDITING OF CONTRIBUTIONS AND FORFEITURES. Notwithstanding anything to the contrary contained in this Plan, the amount of Employer contributions, Deferred Compensation Contributions, and forfeitures which may be credited to the Separate Accounts of any Participant or former Participant, as the case may be, shall be subject to the following provisions:


                  (a) For purposes of this Section 4, the annual addition with respect to a Participant or former Participant shall mean the sum for any Plan Year of the following amounts:

                           (i) Deferred Compensation Contributions and Employer
                  contributions and forfeitures which are credited to any Separate Account of such Participant or former Participant for such Plan Year pursuant to Section 2 of Article V and Sections 1, 2, and 3 of this Article X;

                           (ii) the amount, if any, of contributions and
                  forfeitures as provided in (i) above and voluntary employee contributions which are credited to the Participant or former Participant under any other qualified defined contribution plan (whether or not terminated) maintained by an Employer or a Related Corporation concurrently with the Plan; and

                           (iii) the amount, if any, allocated to an individual
                  medical account, as defined in Section 415(l)(2) of the Code, which is part of a pension or annuity plan maintained by an Employer or a Related Corporation and the amount, if any, attributable to post-retirement medical benefits allocated to the Separate Account of a key employee, as defined in Section 419A(d)(3) of the Code, under a welfare benefit fund, as defined in Section 419(e) of the Code, maintained by an Employer or a Related Corporation.

         The annual addition for any limitation year beginning before October 1, 1987, shall not be recomputed to treat all Participant voluntary contributions as annual additions.

                  (b) For purposes of this Section 4, the Plan Year shall be the "limitation year" within the meaning of Section 415 of the Code, and the "Compensation" of a Participant shall mean his wages, salaries, and other amounts received for personal services actually rendered in the course of employment with an Employer or a Related Corporation, excluding, however, (i) contributions made by an Employer or a Related Corporation to a plan of deferred Compensation to the extent that, before the application of the limitations of Section 415 to such plan, the contributions are not includible in the gross income of the Participant for the taxable year in which contributed, EXCEPT THAT, for Plan Years beginning on and after October 1, 1998, "Compensation," for purposes of this Section 4, does include elective deferrals (as defined in Code Section 402(g)(3)), and any amount which is contributed or deferred by an Employer at the election of a Participant and which is not included in the gross income of the Participant by reason of Section 125 or Section 457) (ii) contributions made by an Employer or a Related Corporation on his behalf to a simplified employee pension described in Section 408(k) of the Code, (iii) any distributions from a plan of deferred Compensation (other than amounts received pursuant to an unfunded nonqualified plan in the year such amounts are includible in the gross income of the Participant), (iv) amounts received from the exercise of a nonqualified stock option or when restricted stock or other property held by the Participant becomes freely transferable or is no longer subject to substantial risk of forfeiture, (v) amounts received from the sale, exchange, or other disposition of stock acquired under a qualified stock option, and (vi) any other amounts that receive special tax benefits, such as premiums for group term life insurance (but only to the extent that the premiums are not includible in the gross income of the Participant).

                  (c) The annual addition with respect to a Participant or former Participant shall not exceed the lesser of (i) $30,000 (or, if greater, the amount as adjusted under Code Section 415(d)), or (ii) 25 percent of such Participant's Compensation for such Plan Year. For the short Plan Year beginning October 1, 1998 and ending December 31, 1998, the Committee will apply this paragraph (c) by using $7,500 instead of $30,000. If the annual addition to the accounts of a Participant or former Participant in any Plan Year would exceed the limitation contained in this Section 4 absent such limitation, there shall first be distributed to such Participant or former Participant the amount of Deferred Compensation Contributions made on his behalf for such Plan Year which is necessary to eliminate such excess (plus the earnings, if any, attributable to such excess), but only to the extent that no Matching Employer contributions have been allocated with respect thereto. If the limitation contained in this Section 4 would still be exceeded, the portion of the Regular Employer contributions and of any forfeitures, which would be allocated to such Participant or former Participant under Section 2 of this
         Article X, but which would exceed the limitation herein, shall be deemed a forfeiture for such Plan Year and shall, subject to the provisions of this Section 4, be reallocated among and credited to the Separate Accounts of the remaining Participants and former Participants who are eligible to share in such contributions and forfeitures for such Plan Year; provided, however, that if the allocation of the Regular Employer contributions and any forfeitures in accordance with this Section 4 would cause the limitation herein to be exceeded with respect to each such limitation herein to be exceeded with respect to each such Participant and former Participant in the Plan for the Plan Year, then such excess amounts shall be held unallocated in a suspense account established for such Plan Year. No such suspense account shall share in any increase or decrease in the net worth of the Trust. If a suspense account is in existence at any time during a Plan Year, other than the Plan Year with respect to which it is established, all amounts in such suspense account shall be allocated and reallocated among and credited to the Separate Accounts of the eligible Participants and former Participants who have received Compensation from the Employers in accordance with the provisions of Section 2 of this Article X and this Section 4, before any Employer contributions or Deferred Compensation Contributions which would constitute annual additions to such Participants and former Participants may be made to the Plan for such Plan Year. The amounts so allocated shall constitute annual additions for the Plan Year with respect to which such allocation is made. If the limitation contained in this Section 4 would still be exceeded, the portion of the Matching Employer contributions which would be allocated to such Participant or former Participant under
         Section 3 of this Article X, but which would exceed the limitation herein, shall be deemed a forfeiture for such Plan Year and disposed of in accordance with Section 7 of Article XI. If the limitation contained in this Section 4 would still be exceeded, the portion of the Retirement contributions which would be allocated to such Participant or former Participant under Section 1 of this Article X, but which would exceed the limitation herein, shall be deemed a forfeiture for such Plan Year and shall be held unallocated in a suspense account established for such Plan Year and shall for all Plan purposes be applied against the Employers' Retirement contribution obligation for the next following Plan Year (and succeeding Plan Years, as necessary). No such suspense account shall share in any increase or decrease in the net worth of the Trust. Finally, if the limitation contained in this
         Section 4 would still be exceeded, the Deferred Compensation Contributions to be made on behalf of such Participant or former Participant shall, to the extent necessary to eliminate such excess (plus the earnings, if any, attributable to such excess), be distributed to such Participant or former Participant. For purposes of this paragraph (c), "excess annual additions" shall result only from the allocation of forfeitures, a reasonable error in estimating annual Compensation, a reasonable error in determining the amount of Deferred Compensation Contributions that may be made with respect to any Participant under the limits of Section 415 of the Code, or other limited facts and circumstances that the Commissioner of Internal Revenue finds justify the availability of the provisions set forth above.

                  (d) If any Participant or former Participant in the Plan also shall be covered by a qualified defined benefit plan (whether or not terminated) maintained by an Employer or a Related Corporation concurrently with the Plan, the sum of the defined benefit plan fraction (as defined in Section 415(e)(2) of the Code) and the defined contribution plan fraction (as defined in Section 415(e)(3) of the Code) shall in no event exceed 1.0 in any Plan Year. In the event the special limitation contained in this paragraph (d) is exceeded, the benefits otherwise payable to the Participant or former Participant under any such qualified defined benefit plan shall be reduced to the extent necessary to meet such limitation.

                  (e) In the event that a Participant or former Participant is covered by any other qualified defined contribution plan (whether or not terminated) maintained by an Employer or a Related Corporation concurrently with the Plan, the procedure set forth in paragraph (c) of this Section 4 shall be implemented first by returning the Participant's or former Participant's own contributions for such Plan Year under all of the defined contribution plans. If the limitation contained in this Section 4 still is not satisfied after returning all of the Participant's own contributions under all such plans, the procedure set forth in paragraph (c) of this Section 4 shall be implemented by distributing to the Participant or former Participant the amount of Deferred Compensation Contributions and elective deferrals under all of the defined contribution plans. If the limitation contained in this section 4 still is not satisfied, the amount of the Employer contribution and of any forfeitures which is deemed a forfeiture under paragraph (c) of this Section 4 shall be effected first under the Plan and, if the limitation still is not satisfied, on a pro rata basis among all of such other plans, unless the Participant is covered by a money purchase pension plan, in which event the forfeiture shall be effected first under the defined contribution plans which are not money purchase pension plans and, if the limitation still is not satisfied, then under such money purchase pension plans. In the event that a Participant is covered by a qualified defined benefit plan, the procedure set forth in paragraph
         (d) of this Section 4 shall be implemented prior to effecting any reduction in the Participant's benefit under the defined contribution plans.

                  (f) In the event that the limitations of paragraph (d) of this
         Section 4 are applicable, the following adjustments shall be made for purposes of applying such paragraph (d):

                           (i) If, before October 3, 1973, the Participant or
                  former Participant was an active participant in a qualified defined benefit plan maintained by an Employer or a Related Corporation and otherwise satisfies the requirements of
                  Section 2004(d)(2) of the Act, the defined benefit plan fraction described in paragraph (d)(i) of this Section 4 shall not exceed 1.0.

                           (ii) The sum of the annual addition to a
                  Participant's or former Participant's accounts for each year of service completed in Plan Years beginning prior to October 1, 1976, which shall be included for purposes of determining the defined contribution plan fraction described in paragraph
                  (d)(ii) of this Section 4 shall not exceed the sum of the maximum permissible annual addition to such accounts under paragraph (a) of this Section 4 for such Plan Years.

                           (iii) If the Plan satisfied the requirements of Code
                  Section 415 as in effect for all Plan Years beginning before January 1, 1987, an amount shall be subtracted from the numerator of the defined contribution fraction (not exceeding such numerator) as prescribed by regulations promulgated by the Secretary of the Treasury, so that the sum of the defined benefit fraction and the defined contribution fraction computed under Code Section 415(e)(i) does not exceed 1.0 for such Plan Years beginning after December 31, 1986.

         (g) For purposes of this Section 4, the meaning of Related Corporation" shall be as modified by Section 415(h) of the Code.

         5. VALUATION OF PARTICIPANT'S INTEREST. As of each Valuation Date the Committee shall cause each Separate Account of each Participant to be adjusted to reflect any increase or decrease in net worth of each Investment Fund since the immediately preceding Valuation Date, in the following manner:

                  (a) The Trustee shall value all of the assets of the Investment Fund at fair market value.

                  (b) On the basis of the valuation provided under paragraph (a) of this Section 5 and after making appropriate adjustments for the amount of any contribution made with respect to the Plan Year or month ending on such date, for any forfeitures occurring during the Plan Year ending on such date, for any distributions and withdrawals from the Investment Fund since the immediately preceding Valuation Date and prior to such date, for any transfers to or from the Investment Fund since such preceding Valuation Date and prior to such date, the net increase or decrease in net worth of the Investment Fund which is attributable to net earnings and all profits and losses, realized and unrealized, since the immediately preceding Valuation Date, shall be determined.

                  (c) The net increase or decrease in the net worth of the Investment Fund as thus determined shall be allocated among all Participants, former Participants, and beneficiaries who have an interest in such Fund.

                  (d) There shall then be credited to the Deferred Compensation account-A and the Employer Matching account of each Participant the portions of the Deferred Compensation Contributions and Matching Employer contributions made by the Employers for the month ending on such date and allocated to such Participant or former Participant pursuant to Section 2 of Article V and Section 3 of this Article X.

                  (e) Finally, there shall then be credited to the Employer Regular account and Deferred Compensation account-B of each Participant the portions of the annual contributions made by the Employers for the Plan Year ending on such date and any forfeitures allocated to such Participant or former Participant pursuant to Sections 1 and 2 of this
         Article X.

     6. FINALITY OF COMMITTEE'S DETERMINATION. The Trustee's determination of the net income, liabilities, and value of the assets of the Investment Funds, and the Committee's determination of the balance of each account maintained hereunder shall be conclusive upon the Employers and all Participants, former Participants, and beneficiaries hereunder.

     7. NOTIFICATION. Following each calendar quarter the Trustee shall furnish the Committee with a list showing the balances of all Investment Funds as of such Valuation Date. As soon as reasonably possible after the end of each Plan Year and at such additional time or times as established by the Committee, the Committee shall notify each Participant, former Participant, or Beneficiary of the balances of his Separate Accounts as of the last day of such Plan Year. The notification also shall state with respect to each Separate Account the portion of such account which is nonforfeitable as of the last day of such Plan Year.

                                   ARTICLE XI
                  TERMINATION OF PARTICIPATION AND DISTRIBUTION
                  ---------------------------------------------

     1. TERMINATION OF PARTICIPATION. Each Participant shall cease to be a Participant hereunder upon the first to occur of the following dates:

         (a) on the date such Participant's employment with an Employer or a Related Corporation is terminated after he has attained age 65, or after he has attained age 55 and completed 10 years of vested service;

         (b) on the date such Participant's employment with an Employer or a Related Corporation is terminated because of physical or mental disability preventing his continuing in the service of such employer, as determined by the Committee upon the basis of a written certificate of a physician selected by it;

         (c) on the date such Participant's employment with an Employer or a Related Corporation is terminated because of the death of such Participant;

         (d) on the date such Participant's employment with an Employer or a Related Corporation is terminated after he has completed 10 years of vested service under Section 4 of this Article XI or, if such Participant completes an Hour of Service on or after October 1, 1989, on the date such employment is terminated after he has completed 7 years of vested service under such Section 4; or

         (e) on the date such Participant's employment with an Employer or a Related Corporation is terminated under any other circumstances.

The date upon which a Participant ceases to be such is hereinafter referred to as his "Settlement Date", and written notice thereof shall be given promptly by his Employer to the Committee. Notwithstanding anything to the contrary contained in this Plan, on his attainment of age 65 a Participant's right to receive distribution of the balance of his Separate Accounts as of his Settlement Date, in accordance with the provisions of this Article XI, shall be fully vested and nonforfeitable.

     2. VESTING SCHEDULE. Except as provided otherwise in the last sentence of this Section 2, a Participant whose employment with an Employer or a Related Corporation terminates in accordance with paragraph (e) of Section 1 of this
Article XI shall have a vested interest in his Employer Regular accounts and Employer Matching accounts equal to a percentage determined in accordance with the applicable schedule set forth below.

                  (a) If the Participant's Settlement Date under such paragraph
         (e) occurred prior to October 1, 1989, or he does not complete an Hour of Service on or after such date, the following schedule shall apply:

         YEARS OF VESTED SERVICE                     PERCENTAGE
         -----------------------                     ----------

         Less than three                                   0
         Three but less than four                         30
         Four but less than five                          40
         Five but less than six                           50
         Six but less than seven                          60
         Seven but less than eight                        70
         Eight but less than nine                         80
         Nine but less than ten                           90
         Ten                                             100

                  (b) Effective October 1, 1989, if the Participant completes an Hour of Service on or after such date and his Settlement Date under such paragraph (e) occurs on or after October 1, 1989, the Participant shall have a 100% vested interest in his Employer Matching account and shall have a vested interest in his Employer Regular account determined in accordance with the following schedule:

         YEARS OF VESTED SERVICE                      PERCENTAGE
         -----------------------                      ----------

         Less than three                                    0
         Three but less than four                          30
         Four but less than five                           40
         Five but less than six                            60
         Six but less than seven                           80
         Seven                                            100

Notwithstanding the foregoing provisions of Sections 1 and 2 of this Article XI, the vested interest of each person who was a Participant on the day immediately prior to the effective date of this Plan shall not on such date be less than his vested interest under the Plan as in effect on the day immediately prior to such date. The portion of benefits of Employees of Advanced Structures, Inc., under the Advanced Structures, Inc., 401(k) Plan which was not fully vested as of September 30, 1995, shall thereafter be subject to the above schedule 2(b) for all periods of service beginning October 1, 1995. Also notwithstanding the foregoing provisions of Sections 1 and 2 of this Article XI, the vested interest of each person who was a Participant and employed by an Employer on December 31, 1998, shall be 100% in all of his Employer Regular Accounts and Employer Matching Accounts. In addition, effective January 1, 1999, if the Participant completes an Hour of Service on or after such date and his Settlement Date under
Section 1 of this Article XI occurs on or after January 1, 1999, the Participant shall have a 100% vested interest in his Employer Matching account and in his Employer Regular Account.

     3. DISTRIBUTION. As of a Participant's Settlement Date, and after notice thereof has been given as provided in Section 1 of this Article XI, all or a portion of the balance of each of the Participant's Separate Accounts shall become available for distribution pursuant to Section 6 of this Article XI, as follows:

         (a) In the event such Participant's Settlement Date occurs under the conditions specified in paragraph (a), (b), (c), or (d) of Section 1 of this Article XI, the entire balance of each of his Separate Accounts as of such Settlement Date shall become available for distribution.

         (b) In the event such Participant's Settlement Date occurs under the conditions stated in paragraph (e) of Section 1 of this Article XI,

                  (i) that portion of the balances of his Employer Regular account and Employer Matching account which shall be determined in accordance with the vesting schedule set forth in Section 2 of this
         Article XI shall become available for distribution; and

                  (ii) the entire balances of his Deferred Compensation account-A, Deferred Compensation account-B, and Rollover account as of such Settlement Date shall become available for distribution.

         4. YEARS OF VESTED SERVICE. For the purpose of applying the vesting schedule set forth in Section 2 of this Article XI, a Participant shall be credited with a year of vested service for each Plan Year during which he completes at least 1,000 Hours of Service; provided, however, that service which the Participant completed prior to a Break in Service shall not be included in determining a Participant's years of vested service unless either (i) the Participant had a portion of his Employer Regular account, Employer Matching account, or Deferred Compensation account-B credited to his account as a result of his Break in Service, or (ii) the number of consecutive Plan Years in which he had a Break in Service is less than the greater of five or the aggregate number of years of vested service which he had when his Break in Service commenced. Notwithstanding the foregoing provisions of this Section 4, however, in no event shall any years of vested service be taken into account for purposes of determining a Participant's vested interest under the Plan by reason of amendments made to this Section 4 to comply with the Retirement Equity Act of 1984, if such years of vested service would not have been taken into account for such purpose on September 30, 1985, under the provisions of this Section 4 in effect on such date.

         5. ELECTION OF FORMER SCHEDULE. In the event the Company adopts an amendment to the Plan that directly or indirectly affects the computation of a Participant's nonforfeitable interest in his Employer Regular account, Employer Matching account, or Deferred Compensation account-

B, any Participant with three or more years of vested service shall have a right to have his nonforfeitable interest in such Separate Accounts continue to be determined under the vesting schedule in effect prior to such amendment rather than under the new vesting schedule, unless the nonforfeitable interest of such Participant in such Separate Accounts under the Plan, as amended, at any time, is not less than such interest determined without regard to such amendment. Such Participant shall exercise such right by. giving written notice of his exercise thereof to the Company within 60 days after the latest of (i) the date he received notice of such amendment from the Company, (ii) the effective date of the amendment, or (iii) the date the amendment is adopted. Notwithstanding the foregoing provisions of this Section 5, the vested interest of each Participant on the effective date of such amendment shall not be less than his vested interest under the Plan as in effect immediately prior to the effective date thereof.

         6. DISTRIBUTION. The Trustee shall be directed to make distribution to or for the benefit of the former Participant or his Beneficiary, as the case may be, from his interest in the Investment Funds which, on any date, shall be equal to the vested balance in his accounts as of such date. Except as provided otherwise in Article XXII of the Plan, distribution shall be made in the form of a single sum cash payment; or a distribution of whole shares of common stock of the Company, with the balance of the distribution made in a single sum, cash payment. In addition, the former Participant or Beneficiary may elect distribution of cash, or a combination of cash and whole shares of common stock of the Company, in a series of installments over a period not in excess of the normal life expectancy of the distributee, such installments to be equal in amount except as necessary to adjust for any net earnings of and changes in the market value of the Investment Funds. Distribution under any such method shall be made or commenced as soon as reasonably practicable after the former Participant's Settlement Date, but in no event later than 60 days after the latest of the close of the Plan Year in which (a) the Participant attains age 65, (b) the tenth (10th) anniversary of the year in which the Participant commenced participation in the Plan occurs, or (c) the Participant terminates employment; provided, however, that at the election of the Participant the Trustee shall defer making or commencing distribution until the earlier of a specified date or the date referred to in Section 2 of Article XX. In the event that an amount is credited to the account of a former Participant after his Settlement Date in accordance with Section 1, 2, or 3 of Article X, the Trustee shall make or commence distribution to the former Participant or his Beneficiary, as the case may be, as soon as reasonably practicable after such amount is credited, subject to the deferral provision set forth above. Notwithstanding the foregoing, commencing with the Plan Year beginning October 1, 1997, (i) if the amount distributable to a former Participant is in excess of $5,000 (or was at the time of any distribution after September 30, 1997; or was in excess of $3,500 prior to October 1, 1997) and the former Participant has not attained age 65, no distribution shall be made to such former Participant without his written consent, and (ii) if the amount distributable to a former Participant is $5,000 or less (and did not exceed $3,500 at the time of any distribution prior to the Plan Year beginning October 1, 1997; or did not exceed $5,000 for Plan Years beginning on and after October 1, 1997), such interest shall be distributed as a lump sum as soon as reasonably practicable following his Settlement Date. Distributions shall also be made in accordance with and subject to Articles XX and XXII.

         7. DISPOSITION OF NON-VESTED AMOUNTS. In the case of a Participant whose Settlement Date occurs under the conditions specified in paragraph (e) of
Section 1 of this Article XI, any non-vested amounts in the Participant's Employer Regular account that are not credited to his account following the occurrence of his Settlement Date shall be disposed of as follows:

                  (a) In the event that the former Participant receives distribution of his entire account (including a deemed distribution) prior to the end of the second Plan Year beginning on or after his Settlement Date, the non-vested balance remaining in the Participant's Employer Regular account will be treated as a forfeiture as of the date such distribution is made, at which time the Participant's Employer Regular account shall be closed. If there is no vested amount credited to the Participant's account at the end of the second Plan Year beginning on or after his Settlement Date, there shall then be a deemed distribution of the Participant's balance of his account.

                  (b) In the event that paragraph (a) is not applicable, the non-vested balance remaining in the Participant's Employer Regular account will continue to be held in such account and will not be treated as a forfeiture until the last day of the Plan Year in which the Participant incurs his fifth consecutive Break in Service. In the event that such a Participant returns to employment with an Employer or a Related Corporation prior to incurring five consecutive breaks in service, his accounts, determined as of the Valuation Date next following his date of rehire, shall be recredited as of such Valuation Date to restore his Employer Regular account, Employer Matching account, Deferred Compensation account-A, Deferred Compensation account-B, and Rollover account to the same amounts previously existing in such Separate Accounts, less any distributions.

Whenever the interest of a Participant or former Participant in his Employer Regular account is either forfeited or otherwise deemed a forfeiture under the provisions of the Plan with respect to a Plan Year, the portion of the forfeiture attributable to the Employer Regular account, as of the last day of such Plan Year, shall be applied as set forth in Section 2 of Article X.

         8. EFFECT OF COMMITTEE'S DETERMINATION. In exercising its authority under this Article XI, the Committee shall act in such manner as it shall in good faith determine will most adequately and fairly meet the needs of each former Participant or Beneficiary, as the case may be. No authority shall be exercised in such manner as to discriminate between any class or group of Participants. The Committee's determination of all questions which may arise under this Article XI (if made in accordance with the standards prescribed herein) shall be conclusive upon all persons claiming to have any interest hereunder. In making any determinations hereunder, the Committee may rely upon any signed statement which the Participant files with it.

         9. REEMPLOYMENT OF FORMER PARTICIPANT . If a former Participant is re-employed by an Employer or by any Related Corporation, he shall be treated as a new employee for all purposes of this Plan, subject to the provisions hereof relating to crediting years of service and years of vested service. All or part of any distributions which are otherwise payable hereunder by reason of his former participation in the Plan shall be suspended during the period of such reemployment, or until the Plan is terminated, whichever first occurs, at which time payment shall be resumed in accordance with any of the methods provided in Section 6 of this Article XI.

         10. RESTRICTIONS ON ALIENATION. Except as provided in Section 401(a)(13)(B) of the Code relating to qualified domestic relations orders, no right or interest under the Plan at any time shall be subject in any manner to anticipation, alienation, assignment (either at law or in equity), encumbrance, garnishment, levy, execution, or other legal or equitable process. No person shall have power in any manner to anticipate, transfer, assign (either at law or in equity), alienate, or subject to attachment, garnishment, levy, execution, or other legal or equitable process, or in any way encumber his rights or interests under the Plan, and any attempt to do so shall be void.

         11. FACILITY OF PAYMENT. In the event that it shall be found that any person to whom an amount is payable hereunder is incapable of attending to his financial affairs because of any mental or physical condition, including the infirmities of advanced age, such amount (unless prior claim therefor shall have been made by a duly qualified guardian or other legal representative) may, in the discretion of the Committee, be paid to another person for the use or benefit of the person found incapable of attending to his financial affairs or in satisfaction of legal obligations incurred by or on behalf of such person. The Trustee shall make such payment only upon receipt of written instructions to such effect from the Committee. Any such payment shall be charged to the account of the person found incapable of attending to his financial affairs and shall be a complete discharge of any liability therefor under this Plan.

         12. BUY BACK OF FORFEITED AMOUNTS. A Participant who receives a distribution on account of a Settlement Date under the conditions specified in paragraph (e) of Section 1 of this Article XI, and who, as a result thereof, forfeits all or a portion of the amounts credited to his Employer Discretionary account, shall have such forfeited amounts recredited to his Employer Discretionary account upon his subsequent resumption of employment covered under the Plan, without adjustment for interim gains or losses experienced by the Investment Funds, provided that he repays to the Plan the full amount of the distribution he received as a result of his prior Settlement Date, and provided, further, that such repayment occurs no later than the earlier of five years after the date of the Participant's resumption of employment covered under the Plan or the time when the Participant has incurred five consecutive one year breaks in service following the date of the distribution. Funds needed in any Plan Year to recredit the Separate Account of a reemployed Participant with the amount of prior forfeitures in accordance with the preceding sentence, to the extent not provided by his Employer by way of a separate Plan contribution, shall first come from forfeitures that arise during such Plan Year, to the extent sufficient, and shall then come from additional Employer contributions in such Plan Year.

         13. DISTRIBUTION UPON CERTAIN EVENTS . Notwithstanding any provision to the contrary, distribution of a Participant's interest under the Plan may be made, in accordance with the provisions of Section 6 of Article XI, upon the occurrence of one of the following events:

                  (a) The termination of the Plan without establishment or maintenance of another defined contribution plan (other than an employee stock ownership plan as defined in Section 4975(e)(7) of the
         Code).

                  (b) The disposition by an Employer of substantially all of the assets (within the meaning of Section 409(d)(2) of the Code) used by such Employer in a trade or business of such Employer, but only with respect to an employee who continues employment with the corporation acquiring such assets.

                  (c) The disposition by an Employer of such Employer's interest in a subsidiary (within the meaning of Section 409(d)(3) of the Code), but only with respect to an employee who continues employment with such subsidiary.

An event shall not be treated as described in this Section 14 with respect to any employee unless the employee receives a lump sum distribution by reason of the event. For purposes of this Section 14, the term "lump sum distribution" has the meaning given such term by Section 402(e)(4) of the Code, without regard to clauses (i), (ii), (iii), and (iv) of subparagraph (A), subparagraph (B), or subparagraph (H) thereof. An event shall not be treated as described in paragraph (b) or (c) of this Section 14 unless the transferor corporation continues to maintain the Plan after the disposition and the purchaser does not maintain the Plan after the disposition. Moreover, a disposition may not be made pursuant to paragraph (b) or (c) of this Section 14 except in connection with the disposition that results in the employee's transfer to the purchaser and generally must be made by the end of the second calendar year after the calendar year in which the disposition occurred.

                                  ARTICLE XII

                               INSURANCE CONTRACTS
                               -------------------

         1. PURCHASE OF CONTRACTS. Effective October 1, 1995, no additional investments shall be made in life insurance contracts hereunder.


         2. PAYMENT OF PREMIUMS. The Trustee, upon written instructions from the Committee, shall pay each premium on any such contract or contracts held for a Participant and shall charge such premium payment to his Discretionary Regular account. The Trustee shall be under no obligation to pay any premium, however, unless there are sufficient funds available from the interest of such Participant in the Investment Funds to make such payment. Each contract shall provide that all dividends and other credits payable thereunder, if any, shall be applied in reduction of premiums, except that any postmortem or termination dividend shall be added to and become a part of the proceeds payable to the Beneficiary under the contract.

         3. INSURANCE COMPANIES . No insurance company which shall have issued any such contract shall be under any duty to see to the application of any sum paid by it to the Trustee. No such insurance company shall be under any obligation to ascertain whether any action taken or proposed to be taken by the Trustee is authorized under the Plan or is subject to any authority, approval or direction of an Employer or the Committee; nor shall any such insurance company be under obligation to ascertain the reason for any action taken or proposed to be taken by the Trustee. The certificate of the Trustee signed by any Vice President or Trust Officer thereof and filed with the insurance company, may be received by such insurance company as conclusive evidence of the authority of the Trustee to act with respect to the matters therein contained.

         4. OVERRIDING CONDITIONS AND LIMITATIONS. Notwithstanding anything to the contrary contained in this Plan, the provisions of this Section 4 shall govern:

                  (a) At no time shall the aggregate of the premiums paid for any ordinary life or term life insurance contract or contracts upon the life of any Participant hereunder equal or exceed the sum of his own voluntary contributions, if any, under the Plan, and:

                           (i) if only ordinary life insurance contracts upon
                  the life of such Participant are held hereunder, 50% of the contributions of the Employers theretofore allocated to him under the Plan; or

                           (ii) if only term life insurance contracts upon the
                  life of such Participant are held hereunder, 25% of the contributions of the Employers theretofore allocated to him under the Plan.

         If both ordinary life and term life insurance contracts upon the life of any Participant are held hereunder, at no time shall the aggregate of one-half of the premiums paid for any ordinary life insurance contracts plus the premiums paid for any term life insurance contract equal or exceed the sum of his own voluntary contributions under the Plan, if any, and 25% of the contributions of the Employers theretofore allocated to him under the Plan. In order to comply with these limitations, the Committee shall in writing direct the Trustee to take such action, with respect to any such contract or contracts held by it, as the Committee shall deem advisable, including, but not limited to, conversion to paid up basis or surrender of such contract or contracts or any part or parts thereof.

                  (b) At all times each such contract, or evidence thereof, upon the life of any Participant shall be held by the Trustee separate and apart from the Investment Funds.

         The value of any such contract shall not be taken into account in valuing the assets of the Investment Funds nor shall such value be considered in determining the amount of a Participant's interest in the Investment Funds.

                  (c) A Participant, upon 30 days written notice to the Committee, may elect to have the purchase of insurance on his life discontinued. Any such notice shall specify the date on which such purchase is to be discontinued, but in no event shall any such notice be effective with respect to premiums which already have been paid. Upon receipt of such notice, the Committee shall in writing direct the Trustee to surrender any contract or contracts held on the Participant's life on the date specified in his notice. The cash surrender value, if any, of any such contracts shall be added to the Investment Funds when received by the Trustee, and, when added, an amount equal to the cash surrender value, if any, shall be credited to his Employer Discretionary account.

         5. DEATH BENEFITS. Upon the death of any Participant on whose life any contract is held hereunder, the proceeds of such contract shall be paid in accordance with the provisions of Article IV.

         6. OTHER DISTRIBUTIONS; VESTING . Upon a Participant's termination of participation before attaining age 65 or before completing seven (ten, if he did not complete an Hour of Service on or after October 1, 1989) years of vested service, for any reason other than death or disability, as set forth in paragraph (e) of Section 1 of Article XI, the former Participant shall have a vested interest in the cash surrender value, if any, of each contract on his life then held hereunder, which shall be the same percentage which is applied to determine his vested interest in the balance of his Employer Discretionary account under paragraph (b)(i) of Section 3 of Article XI.

                  (a) Upon a Participant's termination of participation under any other circumstances, or in the event of a termination of the Plan, the Participant shall have a fully vested interest in the cash surrender value, if any, of each contract held on his life hereunder.

                  (b) Distribution of the vested interest of a former Participant determined under this Section 6 shall be made in the form of an insurance contract or contracts delivered to such former Participant as soon as reasonably practicable, but in no event later than the 60th day after the close of the Plan Year in which his participation terminated; provided, however, that an amount equal in value to any portion of the cash surrender value of any such contract which is not vested in him shall be charged against his account and disposed of in accordance with paragraph (d) of this Section 6; and provided, further, that if distribution of such former Participant's interest is to be deferred beyond the date specified above, upon written instructions of the Committee to the Trustee such interest shall be transferred to the Investment Funds in cash, and the amount thereof shall be credited to the former Participant's account to be distributed to or for the benefit of the former Participant and, in the event of his death, to or for the benefit of his Beneficiary, all in the manner specified in
         Section 6 of Article XI.

                  (c) Any portion of the cash surrender value, if any, of any contract held on the life of a Participant hereunder which is not vested in him, shall be forfeited by the former Participant and deposited by the Trustee in the Investment Funds, the amount thereof to be treated in the same manner as other forfeitures, as provided in
         Section 7 of Article XI.

                  (d) To implement the provisions of this Section 6, the Committee shall in writing direct the Trustee to take such action with respect to any contract or contracts held hereunder as the Committee shall deem advisable, including, but not limited to, conversion to a paid-up basis or surrender of the contract or contracts or any part or parts thereof. In no event may any contract or contracts, or any portion of the value thereof, be retained in the Trust after a former Participant's Settlement Date, or after any termination of the Plan, for the purpose of continuing life insurance protection for such former Participant.


         7.       DISTRIBUTION, SALE AND SURRENDER OF CONTRACTS.
                  ----------------------------------------------

                  (a) During the period October 1, 1995, through November 10, 1995, each Participant in the Plan on whose life a life insurance contract has been purchased hereunder with funds for his Discretionary Employer account and who, as of October 1, 1995, has been a Participant for least five (5) years, may elect to have such contract distributed to him as a taxable distribution. Each Participant making such election shall either (i) pay to the Company an amount equal to 20% of the fair market value of such contract, to satisfy the Company's federal income tax withholding obligations with respect to such distribution, or (ii) elect to have an additional sum distributed in a taxable distribution from his Discretionary Employer account which, when added to the fair market value of such contract, is equal to 20% of the sum, to be used for such required withholding.

                  (b) During the period of October 1, 1995, through November 10, 1995, each Participant in the Plan on whose life a life insurance contract has been purchased hereunder with funds from his Discretionary Employer account (other than those held in a Hobson account under Article XXI, Section 2), may elect to purchase the contract, for its fair market value payable in cash, upon such terms and conditions as established by the Committee necessary to assure exemption from treatment as a prohibited transaction under federal law as set forth in Prohibited Transaction Exemption 92-6.

                  (c) If a Participant elects not (or fails to elect) to have his life insurance contract distributed to him pursuant to (a) above or to purchase such contract pursuant to (b) above within the time established by the Committee, such contract (other than those held in a Hobson account under Article XXI, Section) shall be surrendered to its issuer, effective October 31, 1995. The cash surrender value of such contracts received by the

         Trustee upon surrender shall be added to the Investment Funds and an amount equal to the cash surrender value of such Participant's contract shall be credited to his Discretionary Employer account.

                  (d) In the event a life insurance contract is either purchased by a Participant under (a) above or distributed to him under (b) above, such Participant shall thereafter be the owner of such contract and shall be responsible for the payment of all further premiums required under its terms. No distributions shall be made from the Plan solely for the purpose of payment of such premiums; provided, however, that distributions may be made as otherwise set forth in the Plan.

                                  ARTICLE XIII
                                   WITHDRAWALS
                                   -----------

         1. WITHDRAWAL OF DEFERRED COMPENSATION CONTRIBUTIONS. Subject to the provisions of this Section 1, a Participant may file a telephonic or Internet request with the Trustee, not less than 30 days in advance of the date on which it is requested to be effective, for a withdrawal, in an amount not less than $500, from his Deferred Compensation account-A as of such date; provided, however, that no such withdrawal shall be permitted by the Committee unless it shall determine that such withdrawal is made on account of an immediate and heavy financial need of the Participant and is necessary to satisfy such financial need. A withdrawal is made on account of an immediate and heavy financial need if and only if the withdrawal is made for:

                  (a) expenses for medical care described in Section 213(d) of the Code previously incurred by the Participant, the Participant's spouse, or any dependents of the Participant (as defined in Section 152 of the Code) or necessary for these persons to obtain medical care described in Section 213(d) of the Code;

                  (b) costs directly related to the purchase (excluding mortgage payments) of a principal residence for the Participant;

                  (c) payment of tuition and related educational fees for the next 12 months of post-secondary education for the Participant, his spouse, children or dependents (as defined in Section 152 of the Code); or

                  (d) payments necessary to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence.

A withdrawal will be treated as necessary to satisfy an immediate and heavy financial need if and only if the requirements of either paragraph (1) or (2) set forth below are met.

                  (e) The Committee reasonably relies upon the Participant's representation that the need cannot be relieved:

                           (i) through reimbursement or compensation by
                  insurance or otherwise;

                           (ii) by reasonable liquidation of the Participant's
                  assets, to the extent such liquidation would not itself cause an immediate and heavy financial need;

                           (iii) by cessation of Deferred Compensation
                  Contributions or Voluntary Contributions under the Plan; or

                           (iv) by other distributions or nontaxable (at the
                  time of the loan) loans from plans maintained by an Employer or other employers, or by borrowing from commercial sources on reasonable commercial terms.

                  (f) All of the following requirements are satisfied with respect to the Participant:

                           (i) The withdrawal is not in excess of the amount of
                  the immediate and heavy financial need of the Participant, provided that the amount of the need may include any amounts necessary to pay any federal, state, or local taxes or penalties reasonably anticipated to result from the withdrawal;

                           (ii) The Participant has obtained all distributions,
                  other than hardship distributions, and all nontaxable loans currently available under all plans maintained by an Employer or any Related Corporation;

                           (iii) The Participant's Deferred Compensation
                  Contributions and Voluntary Contributions under the Plan and the Participant's elective (Section 401(k) of the Code) contributions and employee (after-tax) contributions under all other plans maintained by an Employer or any Related Corporation (other than mandatory employee contributions under a defined benefit plan and contributions under a welfare plan, including pursuant to Section 125 of the Code) are suspended for twelve months after his receipt of the withdrawal; and

                           (iv) The Participant shall not have made or make
                  Deferred Compensation Contributions under the Plan and elective (Section 401(k) of the Code) contributions under any other plan(s) maintained by an Employer or any Related Corporation for the Participant's taxable year immediately following the taxable year of the withdrawal in excess of the applicable limit under Section 402(g) of the Code for such next taxable year less the amount of such Participant's Deferred Compensation

                  Contributions under the Plan and elective (Section 401(k) of the Code) contributions for the taxable year of the withdrawal.

The provisions of (c) and (d) of paragraph (2) above shall automatically be effective if the requirements of such paragraph (2) are used to treat a withdrawal as necessary to satisfy an immediate and heavy financial need. Moreover, in the case of any Participant who has not attained age 59 1/2, no such withdrawal shall exceed an amount equal to the Deferred Compensation Contributions made on behalf of the Participant and income attributable to the Deferred Compensation Contributions that is credited to the Participant's account as of September 30, 1988. Any amount withdrawn by a Participant shall be charged against his Deferred Compensation account-A as of the date such withdrawal is paid, and shall be charged against his subaccounts thereunder in accordance with procedures adopted by the Committee. Upon receipt of instructions to such effect from the Committee, the Trustee shall pay such amount to the Participant.

         2. DISTRIBUTION OF DEFERRED COMPENSATION CONTRIBUTIONS AFTER ATTAINMENT OF AGE 59 1/2. Subject to the provisions of this Section 2, a Participant who has attained age 59 1/2 may file a telephonic or Internet request with the Trustee for a distribution of the amount then credited to his Deferred Compensation account-A. Such telephonic or Internet request with the Trustee shall be processed as soon as is administratively feasible, according to the internal policies and procedures of the Trustee. The amount distributed shall be charged against his Deferred Compensation account-A as of the date such distribution is paid, and shall be charged against his subaccounts thereunder in accordance with such procedures as may be adopted by the Committee and the Trustee. Upon receipt of instructions to such effect from the Committee, the Trustee shall distribute such amount to the Participant. A Participant shall not be permitted to receive a distribution under this Section 2 on more than two occasions following attainment of age 59 1/2.

                                   ARTICLE XIV
                                  THE COMMITTEE
                                  -------------

         1. MEMBERSHIP. The Company, by action of its Board of Directors, shall appoint a Committee of at least three persons to administer the Plan as hereinafter set forth. Upon his appointment to the Committee by the Company, each such appointee shall become a member of the Committee by accepting his appointment in a writing signed by him and delivered to the Company.

         2. RULES AND REGULATIONS. The Committee may from time to time formulate such rules and regulations for its organization and the transaction of its business as it deems suitable and as are consistent with the provisions of this Plan.

         3. AUTHORITY OF COMMITTEE AND EMPLOYERS. Each of the Employers and the Committee shall have the authority to perform the functions conferred upon it herein, and shall have all the powers and authority which are required in connection therewith, subject, however, to the limitations hereinafter set forth. The Committee shall have all the powers and authority expressly conferred upon it herein and further shall have the discretionary power and authority to interpret and construe the Plan and to resolve any disputes arising thereunder, subject, however, to the provisions of Section 5 of this Article XIV. The Committee may employ such attorneys, recordkeepers, agents, and accountants as it may deem necessary or advisable to assist it in carrying out its duties hereunder. The Committee shall have no authority to allocate any of its powers, authority, or responsibilities for the operation and administration of the Plan to any other person; provided that it may establish an administrative committee and designate personnel at each business unit to perform designated functions in the administration of the Plan. Each Employer, the Committee, and the Trustee are hereby designated as "named fiduciaries" of the Plan as such term is defined in Section 402(a)(2) of the Act. The Company, by action of its Board of Directors, may

                  (a) allocate any of the powers, authority, or responsibilities for the operation and administration of the Plan, which are retained by it or granted by this Article XIV to the Committee, to itself, to one or more other Employers, to the Committee, or to the Trustee; and

                  (b) designate a person other than itself or the Committee to carry out any of such powers, authority, or responsibilities;

provided, however, that no powers, authority, or responsibilities of the Trustee shall be subject to the provisions of paragraph (b) of this Section 3; and provided, further, that no allocation or delegation by the Company of any of its or of the Committee's powers, authority, or responsibilities to the Trustee shall become effective unless such allocation or delegation shall first be accepted by the Trustee in a writing signed by it and delivered to the Company.

         4. ACTION OF COMMITTEE Any act authorized, permitted, or required to be taken by the Committee under the Plan may be taken by a majority of the members of the Committee at the time acting hereunder, either by vote at a meeting, or in writing without a meeting. All notices, advices, directions, certifications, approvals, and instructions required or authorized to be given by the Committee under the Plan shall be in writing and signed by a majority of the members of the Committee, or by such member or members as may be designated by an instrument in writing, signed by all the members thereof and filed with the Trustee, as having authority to execute such documents on its behalf. Subject to the provisions of Section 5 of this Article XIV, any action taken by the Committee which is authorized, permitted, or required under the Plan shall be final and binding upon the parties to this Plan, all persons who have or who claim an interest under the Plan, and all third parties dealing with an Employer, the Committee, or the Trustee.

         5. CLAIMS REVIEW PROCEDURE . Whenever the Committee decides for whatever reason to deny, whether in whole or in part, a claim for benefits filed by any person (hereinafter referred to as the "Claimant"), the Plan Administrator shall transmit a written notice of the Committee's decision to the claimant, which shall be written in a manner calculated to be understood by the Claimant and contain a statement of the specific reasons for the denial of the claim and a statement advising the Claimant that, within 60 days of the date on which he receives such notice, he may obtain review of the decision of the Committee in accordance with the procedures hereinafter set forth. Within such 60-day period, the Claimant or his authorized representative may request that the claim denial be reviewed by filing with the Plan Administrator a written request therefor, which request shall contain the following information:

                  (a) the date on which the Claimant's request was filed with the Plan Administrator; provided, however, that the date on which the Claimant's request for review was in fact filed with the Plan Administrator shall control in the event that the date of the actual filing is later than the date stated by the Claimant pursuant to this paragraph (a);

                  (b) the specific portions of the denial of his claim which the Claimant requests the Plan Administrator to review;

                  (c) a statement by the Claimant setting forth the basis upon which he believes the Plan Administrator should reverse the Committee's previous denial of his claim for benefits and accept this claim as made; and

                  (d) any written material (offered as exhibits) which the Claimant desires the Plan Administrator to examine in its consideration of his position as stated pursuant to paragraph (c) of this Section 5.

Within 60 days of the date determined pursuant to paragraph (a) of this Section 5, the Plan Administrator shall conduct a full and fair review of the Committee's decision denying the Claimant's claim for benefits. Within 30 days of the date of such review, the Plan Administrator shall render its written decision on review, written in a manner calculated to be understood by the Claimant, specifying the reasons and Plan provisions upon which its decision was based.

         6. RESIGNATION, REMOVAL, AND DESIGNATION OF SUCCESSORS. Any member of the Committee may at any time resign, and any member may be removed by action of the Board of Directors of the Company. Vacancies for these or other reasons shall be filled by appointees of the

Board of Directors of the Company, and any such appointee shall become a member of the Committee by accepting his appointment as provided in Section 1 of this
Article XIV. The Committee shall promptly notify the Trustee of any change in its membership. Nothing herein contained shall be construed to prevent any Participant or any director, officer, employee, or shareholder of an Employer from serving as a member of the Committee, but no member of the Committee who is a Participant shall take any part in any action relating solely to his participation.

         7. RECORDS. The Committee shall maintain records of all meetings, proceedings, and actions held, undertaken, or performed by it, and shall furnish to the Company such reports as it may from time to time request. The Committee may appoint as its Secretary, to keep a record of its meetings, proceedings, and actions, a person who may, but need not be, a member of the Committee.

         8. COMPENSATION. The members of the Committee shall receive no compensation for their services performed as such, but any and all expenses, including, without limitation, compensation to agents and counsel, reasonably incurred by them in carrying out the powers and duties herein conferred, shall be paid from the Trust property in accordance with and subject to the provisions of Section 7 of Article XV, subject, however, to allocation among all Employers, the share of each to be determined by the Company on a fair and equitable basis.

         9. INDEMNIFICATION. In addition to whatever rights of indemnification the members of the Committee or of the Board of Directors of an Employer, or any other person or persons (other than the Trustee or any recordkeeper or third party administrator) to whom any power, authority, or responsibility of the Company or of the Committee is delegated pursuant to paragraph (b) of Section 3 of this Article XIV, may be entitled under the Articles of Incorporation, regulations, or by-laws of an Employer, under any provision of law, or under any other agreement, the Company shall satisfy, subject, however, to allocation among all Employers, the share of each to be determined by the Company on a fair and equitable basis, any liability actually and reasonably incurred by any such member or such other person or persons, including expenses, attorneys' fees, judgments, fines, and amounts paid in settlement, in connection with any threatened, pending, or completed action, suit, or proceeding which is related to the exercise or failure to exercise by such member or such other person or persons of any of the powers, authority, responsibilities, or discretion provided under this Plan, or reasonably believed by such member or such other person or persons to be provided hereunder, and any action taken by such member or such other person or persons in connection therewith.

         10. QUALIFIED DOMESTIC RELATIONS ORDERS. The Committee shall establish reasonable procedures to determine the status of domestic relations orders and to administer distributions under domestic relations orders which are deemed to be qualified orders. Such procedures shall be in writing and shall comply with the provisions of Section 414(p) of the Code and regulations issued thereunder. Notwithstanding anything to the contrary contained in the Plan, the Committee shall direct the Trustee to make immediate distribution to or for the benefit of an alternate payee under a domestic relations order that has been determined to be a qualified order of the alternate payee's benefit under the Plan in any form which such benefit may be paid under the Plan to the Participant or former Participant with respect to whom such qualified order applies, but only if the qualified order provides for the immediate distribution.

                                   ARTICLE XV
                               INVESTMENT MANAGERS
                               -------------------

         The Company at any time and from time to time, by action of its Board of Directors, may appoint an Investment Manager to manage the investment of any assets of the Trust. The term

"Investment Manager" shall have the same meaning as provided in Section 3(38) of the Act. Upon appointment of the Investment Manager in writing and the written acknowledgment by the Investment Manager of its status as a fiduciary with respect to the Plan and Trust, it shall have such authority as is delegated to it by the resolution of the Board of Directors in which it is appointed, together with such authority as thereafter from time to time may be delegated to it by resolution of the Board of Directors. Upon the appointment of an Investment Manager and the delegation to it of authority over investment management as herein provided, the Trustee shall be required to follow the written investment directions of the Investment Manager. Any such written direction of the Investment Manager may be of a continuing nature, or otherwise, and may be revoked or superseded by the Investment Manager at any time by notice in writing to the Trustee.

                                  ARTICLE XVI
                     AMENDMENT, TERMINATION, AND WITHDRAWAL
                     --------------------------------------

         1. AMENDMENT. Subject to the provisions of Section 2 of this Article XVI, the Company may at any time and from time to time, by action of its Board of Directors, amend this Plan.

         2. LIMITATION ON AMENDMENT. The Company shall make no amendment to this Plan which shall result in the forfeiture or reduction of the interest of any Participant, former Participant, or Beneficiary in any Investment Fund, or in any insurance contract held hereunder; provided, however, that nothing herein contained shall restrict the right to amend the provisions hereof relating to the administration of the Plan and Trust. Moreover, no such amendment shall be made hereunder which shall permit any part of the Trust property to revert to an Employer or be used for or be diverted to purposes other than the exclusive benefit of the Participants, former Participants, and their beneficiaries.

         3. TERMINATION. The Company reserves the right, by action of its Board of Directors, to terminate the Plan at any time, which termination shall become effective upon notice in writing to the Committee and to the Trustee (the effective date of such termination being hereinafter referred to as the "termination date"). The Plan shall terminate automatically if there shall be a complete discontinuance of contributions by all Employers hereunder. In the event of the termination of the Plan by the Company, any other Employer may continue the Plan in effect for the benefit of its own employees. In the event of the termination of the Plan, written notice thereof shall be given to all persons who have a vested interest hereunder and to the Trustee. Notwithstanding anything to the contrary contained in this Plan, upon any such Plan termination, the interest of each Participant, former Participant, and Beneficiary shall become fully vested and nonforfeitable; and, if there is a partial termination of the Plan, the interest of each Participant, former Participant, and Beneficiary who is affected by such partial termination shall become fully vested and nonforfeitable. Moreover, no such Plan termination shall affect the continuance of distributions from any account created prior to the termination date, in accordance with the method determined prior to such date. Notwithstanding any termination of the Plan, the Committee shall continue in existence for all purposes of administration until all assets of the Trust are completely distributed by the Trustee, at which time the Trust itself shall automatically terminate.

         4. WITHDRAWAL OF AN EMPLOYER. Any Employer other than the Company may, by action of its Board of Directors, withdraw from the Plan, such withdrawal to be effective upon notice in writing to the Committee (the effective date of such withdrawal being hereinafter referred to as the "withdrawal date"); and such withdrawing Employer shall thereupon cease to be an Employer for all purposes hereof. Moreover, a complete discontinuance by such an Employer of the contributions otherwise required of it hereunder shall be deemed automatically to constitute a withdrawal of such Employer from the Plan. Notwithstanding the foregoing provisions of this Section 4, such withdrawing Employer may continue the Plan in effect for the benefit of its own employees.

         5. CORPORATE REORGANIZATION. The merger, consolidation, or liquidation of the Company, any Employer, or any Related Corporation with or into the Company, any other Employer, or any other Related Corporation shall not constitute a termination of the Plan as to the Company or such Employer.

                                  ARTICLE XVII
                                EXTENSION OF PLAN
                                -----------------

         1. ADOPTION BY RELATED CORPORATIONS. A Related Corporation may, by action of its Board of Directors and with the consent of the Board of Directors of the Company, adopt the Plan as of a specified date and become an Employer hereunder by causing an appropriate written instrument evidencing such adoption to be executed pursuant to the authority of its Board of Directors and filed with the Company, the Committee, and the Trustee; and notice of such adoption shall be given by the adopting Employer to its Employees.

         2. SPECIAL PROVISIONS RELATING TO PUREX POOL SYSTEMS, INC. Purex Pool Systems, Inc., a Delaware corporation ("Purex"), became an Employer hereunder effective upon the closing date of the transaction contemplated by the Purchase Agreement between Purex Pool Systems, Inc. and Hydrotech Chemical Corporation dated March 1, 1994 (the "Closing Date"). Notwithstanding any other provision of the Plan to the contrary, for purposes of Section 1 of Article III and Section 4 of Article XI, each Employee of Purex shall receive credit for his employment with Hydrotech Chemical Corporation prior to the Closing Date, for purposes of determining eligibility to participate and years of vested service, as if such employment were employment with an Employer. Moreover, notwithstanding the provisions of Section 2 of Article III, each Employee of Purex who would have become a Participant as of a date no later than October 1, 1993, based upon his service as determined under this Section 3, shall become a Participant on the Closing Date (a "Purex Participant"). Finally, notwithstanding the provisions of Section 3 of Article III relating to Deferred Compensation Contribution elections, each Purex Participant may make an election thereunder effective on the Closing Date.

         3. SPECIAL PROVISIONS RELATING TO ADVANCED STRUCTURES, INC. Advanced Structures, Inc., an Ohio corporation ("ASI"), became an Employer hereunder effective October 1, 1995. Notwithstanding any other provision of the Plan to the contrary, for purposes of Section 1 of Article III and Section 4 of Article XI, each Employee of ASI shall receive credit for his employment with Advanced Structures, Inc., a California corporation, prior to October 1, 1995, for purposes of determining eligibility to participate and years of vested service, as if such employment were employment with an Employer. An Employee of ASI as of October 1, 1995 who has a benefit under the Advanced Structures, Inc. 401(k) Plan shall be referred to herein as an "ASI Participant" and the special distribution rules of Article XXII shall apply to such Participants.

         4. SPECIAL PROVISIONS RELATING TO COMPOOL, INC. Compool, Inc., an Ohio corporation ("Compool"), became an Employer hereunder effective October 1, 1995. Notwithstanding any other provision of the Plan to the contrary, for purposes of
Section 1 of Article III and Section 4 of Article XI, each Employee of Compool shall receive credit for his employment with Compool Corporation, an Ohio corporation, prior to October 1, 1995, for purposes of determining eligibility to participate and years of vested service, as if such employment were employment with an Employer.

         5. SPECIAL PROVISIONS RELATING TO PARAGON AQUATICS, NATIONAL POOL TILE AND CERTAIN OTHER BUSINESS UNITS. Effective January 1, 1999, the business unit of Pac-Fab, Inc., known as

American Products ("American"), National Pool Tile Group, Inc. ("National Pool"), and the Paragon Aquatics division of General Aquatics Corporation ("Paragon Aquatics") shall become Employers hereunder. Notwithstanding any other provisions of the Plan to the contrary, for purposes of Section 1 of Article II and Section 4 of Article XI, each Employee of Paragon Aquatics, National Pool, and American shall receive credit for his employment with Paragon Aquatics, National Pool, and American respectively, prior to January 1, 1999, for purposes of determining eligibility to participate and years of vested service, as if such employment were employment with an Employer. In addition, as of January 1, 1999, account balances of Employees of Paragon Aquatics, National Pool Tile, American, and certain other business units (which are now divisions of the Company) that are transferred from the General Aquatics, Inc., Employee Retirement Benefit Plan (the "General Aquatics Plan") to the Plan shall be held by the Trustee in separate accounts reflecting these transferred Employee account balances (the "General Aquatics Accounts", and with respect to a particular Participant, the "General Aquatics Benefit" (in the singular)). The Trustee shall maintain two (2) specific sub-accounts pertaining to the General Aquatics Accounts for each Participant with a General Aquatic Benefit, an "Employee Post-Tax Voluntary sub-account" and an "Employee Post-Tax Matched sub-account". Special distribution rules contained in Article XXI shall apply to General Aquatics Accounts.

                                 ARTICLE XVIII
                              TOP-HEAVY PROVISIONS
                              --------------------

         1. APPLICABILITY. Notwithstanding any other provision to the contrary, in the event the Plan is deemed to be a top-heavy plan for any Plan Year, the provisions contained in this Article XVIII with respect to vesting and Employer contributions shall be applicable with respect to such Plan Year. In the event that the Plan is determined to be a top-heavy plan and upon a subsequent determination date is determined to no longer be a top-heavy plan, the vesting and the Employer contribution provisions in effect immediately preceding the Plan Year in which the Plan was determined to be a top-heavy plan shall again become applicable as of such subsequent determination date; provided, however, that in the event such prior vesting schedule does again become applicable, the provisions of Section 5 of Article XI and Section 2 of Article XVI shall apply
(a) to preserve the nonforfeitable accrued benefit of any Participant, former Participant, or Beneficiary and (b) to permit any Participant with the requisite number of years of vested service specified in Section 5 of Article XI to elect to continue to have his nonforfeitable interest in his Employer Regular account and his Employer Matching account determined in accordance with the vesting schedule applicable while the Plan was a top-heavy plan.

         2. TOP-HEAVY DEFINITIONS. For purposes of this Article XVIII, the following definitions shall apply:

                  (a) The term "determination date" with respect to any Plan Year shall mean the last day of the preceding Plan Year (or, in the case of the first Plan Year of the Plan, the last day of the first Plan
         Year).

                  (b) The term "key employee" shall mean any Participant or former Participant who is a key employee pursuant to the provisions of
         Section 416(i)(1) of the Code and any Beneficiary of such Participant or former Participant.

                  (c) The term "non-key employee" shall mean any Participant who is not a key employee.

                  (d) The term "permissive aggregation group" shall mean those plans included in an Employer's required aggregation group in conjunction with any other plan or plans of an Employer, so long as the entire group of plans would continue to meet the requirements of Sections 401(a)(4) and 410 of the Code.

                  (e) The term "required aggregation group" shall include (i) all plans of an Employer in which a key employee is a participant as of the determination date or any of the four preceding Plan Years, and
         (ii) all other plans of an Employer which enable a plan described in
         (i) to meet the requirements of Sections 401(a)(4) or 410 of the Code.

                  (f) A "super top-heavy group" with respect to a particular Plan Year shall mean a required or permissive aggregation group that, as of the determination date, would qualify as a top-heavy group under the definition in paragraph (h) of this Section 2 with "90 percent" substituted for "60 percent" each place where "60 percent" appears in such definition.

                  (g) The term "super top-heavy plan" with respect to a particular Plan Year shall mean a plan that, as of the determination date, would qualify as a top-heavy plan under the definition in paragraph (i) of this Section 2 with "90 percent" substituted for "60 percent" each place where "60 percent" appears in such definition. A plan is also a "super top-heavy plan" if it is part of a super top-heavy group.

                  (h) The term "top-heavy group" with respect to a particular Plan Year shall mean a required or a permissive aggregation group if the sum, as of the determination date, of the present value of the cumulative accrued benefits for key employees under all defined benefit plans included in such group and the aggregate of the account balances of key employees under all defined contribution plans included in such group exceeds 60 percent of a similar sum determined for all employees covered by the plans included in such group.

                  (i) The term "top-heavy plan" with respect to a particular Plan Year shall mean (i), in the case of a defined contribution plan, a plan for which, as of the determination date, the aggregate of the accounts (within the meaning of Section 416(g) of the Code and the Regulations thereunder) of key employees exceeds 60 percent of the aggregate of the accounts of all participants under the plan, with the accounts valued as of the most recent Valuation Date under the plan coinciding with or preceding the determination date, and (ii), in the case of a defined benefit plan for which, as of the determination date, the present value, as of the relevant Valuation Date, of the cumulative accrued benefits payable under the plan (within the meaning of Section 416(g) of the Code and the Regulations thereunder) to key employees exceeds 60 percent of the present value, as of the relevant Valuation Date, of the cumulative accrued benefits under the plan for all employees, with present value of accrued benefits to be determined in accordance with the actuarial assumptions specified in such defined benefit plan. In the case of a defined benefit plan, the accrued benefit of a Participant other than a key employee shall be determined under the method, if any, that uniformly applies for accrual under all defined benefit plans maintained by the Employer or if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Section 411(b)(1)(C) of the Code. A plan is also a "top-heavy plan" if it is part of a top-heavy group. For purposes of this Article XVIII, the Valuation Date" with respect to each determination date for a defined benefit plan shall mean the most recent date on which plan costs for minimum funding purposes have been determined. For purposes of this paragraph (i), for any Plan Year beginning after December 31, 1984, the accounts and accrued benefits of any employee who has not performed any service for any Employer or a Related Corporation during the five-year period ending on the determination date shall be disregarded.

                  (j) The term "Compensation" with respect to any Participant shall mean Compensation as defined under Section 415 of the Code.

         3. ACCELERATED VESTING. In the event the Plan is determined to be a top-heavy plan with respect to any Plan Year beginning after December 31, 1983, a Participant shall have the nonforfeitable percentage of the balances of his Discretionary Employer account and Employer Matching account determined no less rapidly than by application of the following vesting schedule:

         YEARS OF VESTED SERVICE                   NONFORFEITABLE PERCENTAGE
         -----------------------                   -------------------------

         Less than 2 years                                       0%
         2 years but less than 3 years                          20%
         3 years but less than 4 years                          40%
         4 years but less than 5 years                          60%
         5 years but less than 6 years                          80%
         6 years or more                                       100%

         4. MINIMUM EMPLOYER CONTRIBUTION In the event the Plan is determined to be a top-heavy plan with respect to any Plan Year beginning after December 31, 1988, the Employer contributions (other than Deferred Compensation Contributions) and forfeitures allocated to the Separate Accounts of each Participant who is a non-key employee who is not separated from service with the Employers as of the end of such Plan Year shall be no less than the lesser of
(a) three percent of his Compensation or (b) the largest percentage of Compensation that is allocated for such Plan Year to the Separate Accounts of any key employee attributable to Employer contributions and forfeitures (including Deferred Compensation Contributions), except that, in the event the Plan is part of a required aggregation group, and the Plan enables a defined benefit plan included in such group to meet the requirements of Section 401(a)(4) or 410 of the Code, the minimum allocation of Employer contributions and forfeitures to the Separate Accounts of each nonkey employee shall be three percent of the Compensation of such non-key employee. Any minimum allocation to the Separate Accounts of a Participant required by this Section 4 shall be made without regard to the number of hours of service credited to such Participant for the Plan Year and without regard to any social security contribution made by an Employer on behalf of the Participant. Notwithstanding the minimum top-heavy allocation requirements of this Section 4, in the event that the Plan is a top-heavy plan, each non-key employee hereunder who is also covered under a top-heavy defined benefit plan maintained by an Employer will receive the top-heavy benefits provided for under such defined benefit plan equal to his average Compensation during the testing period multiplied by the lesser of two percent times years of service with the Employers or twenty percent, all as described in such plan, in lieu of the minimum top-heavy allocation under the Plan.

         5. ADJUSTMENTS TO SECTION 415 LIMITATIONS. Notwithstanding the provisions of paragraph (d) of Section 4 of Article X, in the event that the Plan is a top-heavy plan and an Employer maintains a defined benefit plan covering some or all of the employees that are covered by the Plan, the denominators of the defined benefit and defined contribution fractions described in paragraph (d) of Section 4 of Article X of the Plan, shall be computed by substituting "1.0" for "1.25," and the special transition rule for the defined contribution fraction for Plan Years ending after December 31, 1982, as permitted by Section 415(e)(6)(B)(i) of the Code, shall be applied to the Plan by substituting "$41,500" for "$51,875"; except that such substitutions shall not be applied to the Plan if (a) the Plan is not a super top-heavy plan, (b) the Employer contribution for such Plan Year allocated to a non-key employee who participates only under one or more defined contribution plans of an Employer is not less than four percent of such non-key employee's Compensation, and (c) the minimum annual retirement benefit accrued by a non-key employee who participates only under one or more defined benefit plans of an Employer or who participates under both a defined benefit and a defined contribution plan of an Employer is not less than the lesser of his average

Compensation during the testing period multiplied by the lesser of three percent times years of service with an Employer or thirty percent, all as described in such defined benefit plans.

         6. COMPENSATION TAKEN INTO ACCOUNT. The annual Compensation of any Participant to be taken into account under the Plan during any Plan Year in which the Plan is determined to be a top-heavy plan shall not exceed $150,000 for Plan Years beginning on or after October 1, 1994 (subject to adjustment annually as provided in Section 401(a)(17)(B) and Section 415(d) of the Code).

                                   ARTICLE XIX
                           MERGER OF ESSEF CORPORATION
                            TAX CREDIT EMPLOYEE STOCK
                            OWNERSHIP PLAN AND TRUST


         1. MERGER OF THE PLANS AND TRUSTS. Effective September 30, 1987, the ESSEF Corporation Tax Credit Employee Stock Ownership Plan (the "ESOP") maintained under instrument made effective October 1, 1983, as amended, was merged into and made a part of the Plan, and the trust maintained in conjunction with the ESOP was merged into and made a part of the Trust.

         2. ESOP FUND. The Trustee maintains hereunder a common trust fund known as the ESOP Fund, which is designed to invest primarily in Shares and meet the applicable requirements of Section 409 of the Code. The ESOP Fund shall hold and administer such assets as were transferred from the trust maintained in conjunction with the ESOP and the increments, proceeds, investments, and reinvestments thereof, in accordance with the provisions of this Article XIX, but subject to all provisions of this Plan relating to the Trust property in general. All of the provisions of Article XV shall apply as stated therein, except that all references to an Investment Fund shall be construed and applied as meaning the ESOP Fund. The interest of each Participant in the ESOP Fund shall be an undivided interest.

         3. SEPARATE ACCOUNTS. A Separate Account (hereinafter referred to as an "ESOP account") shall be maintained in accordance with the provisions of Section 2 of Article IX in the name of each Participant who prior to September 30, 1987, was participating in the ESOP, which shall reflect such account's pro rata share of annual net increase or decrease in value of assets of the ESOP Fund.

         4. ADMINISTRATION AND VALUATION OF ESOP ACCOUNTS. As of each Valuation Date the Trustee shall be directed to value the assets of the ESOP Fund and adjust all ESOP accounts in the same manner as provided in Section 5 of Article X with respect to the Investment Funds, except that in making such valuation and adjustment only the ESOP Fund shall be taken into consideration. Notwithstanding the foregoing, all valuations of Shares acquired after December 31, 1986, which are not readily tradable on an established securities market with respect to activities carried on by the Plan shall be made by an independent appraiser meeting requirements similar to those contained in regulations under Section 170(a)(1) of the Code. The ESOP account of a former Participant shall be charged with the amount of any distribution made from the ESOP Fund with respect to such former Participant as of the date of distribution. Notwithstanding the foregoing provisions of this Section 4, Shares shall be accounted for separately from other contributions to the Plan, and such additional sub-accounts as may be appropriate to accomplish this purpose shall be maintained. All of the provisions of Article XVI shall apply as stated therein, except that all references to an Investment Fund shall be construed and applied as meaning the ESOP Fund.

         5. ADJUSTMENTS TO TAX CREDIT. Contributions under the ESOP were based on the amount of Tax Credit. In the event that the amount of any Tax Credit claimed by the Company on its consolidated federal income tax return for any taxable year under Section 41(a)(2) of the Internal Revenue Code of 1954, as amended (the "1954 Code") is reduced as the result of a final determination of federal income tax, then the amount of the employer contributions attributable thereto which were transferred to the trust for the ESOP shall remain in the ESOP Fund and shall continue to be allocated to Participants. No further contributions shall be made by the Company pursuant to the ESOP. No allocations of contributions shall be made to ESOP accounts, and no amendment shall be made to the Plan which changes provisions of the Plan governing the amount, price, and timing of any grant or award of Shares pursuant to the ESOP feature of the Plan more frequently than once every six months, other than to comport with changes in the Code, the Act, or the rules thereunder.

         6. VESTED INTEREST OF PARTICIPANTS. Subject to the provisions of Sections 15 and 16 of this Article XIX, the balance of each of the Participants' ESOP accounts shall be and remain fully vested and nonforfeitable at all times.

         7. ESOP FUND DIVIDENDS. All dividends earned by Shares held in the ESOP Fund shall be reinvested by the Trustee in the ESOP Fund.

         8. VOTING SHARES. Before each meeting of its shareholders and provided that the Company does not have a registration-type class of securities, the Company shall cause to be sent to the Trustee and to each Participant, former Participant, and Beneficiary to whom any amount is then allocated in an ESOP account for such person, a description of any corporate matter to be considered at the meeting which (by law or charter) involves the voting of Shares with respect to the approval or disapproval of any corporate merger or consolidation, recapitalization, reclassification, liquidation, dissolution, sale of substantially all assets of a trade or business, or such similar transaction as may be prescribed by federal regulations, together with a form requesting that each such person give to the Trustee his confidential instructions with respect to the manner in which his proportionate interest in the Shares held in the ESOP Fund on the relevant record date shall be voted by the Trustee with respect to such matter. If the Company does have a registration-type class of securities, before each meeting of its shareholders the Company shall cause to be sent to the Trustee and to each Participant, former Participant, and Beneficiary to whom any amount is then allocated in an ESOP account for such person, a description of any corporate matter to be considered at the meeting, together with a form requesting that each such person give to the Trustee his confidential instructions with respect to the manner in which his proportionate interest in such Shares shall be voted by the Trustee with respect to such matter. The Trustee shall be directed to vote such Shares as instructed upon receipt of any such instructions and be held in the strictest confidence and shall not be divulged or released to any person, including officers or employees of the Company, except to the extent deemed necessary by the Trustee in order to vote such Shares. The Trustee shall be directed not to vote any such Shares with respect to which it does not receive instructions hereunder.

         9. DISTRIBUTION. Notwithstanding the provisions of Section 3 of Article XI, when a Participant incurs his Settlement Date, his ESOP account shall continue to be maintained until distribution is made in accordance with the provisions of this Plan relating to distributions generally. Distributions from the ESOP Fund shall be made in the form of cash; provided, however, that a former Participant or his Beneficiary shall have the right to elect, by written notice delivered to the Committee in accordance with its rules, to receive all or a portion of his interest in the ESOP Fund in Shares, except that an amount equivalent in value to a fractional Share otherwise payable hereunder shall be paid in cash. Notwithstanding anything to the contrary contained in this

Plan, a Participant may elect to have the portion of his ESOP account attributable to Shares acquired by the Plan after December 31, 1986, distributed as follows:

                  (a) If the Participant separates from service by reason of the attainment of age 65, death, or disability, the distribution of such portion of the Participant's ESOP account will begin not later than one year after the close of the Plan Year in which such event occurs, unless the Participant otherwise elects under provisions of this Plan other than this Section 9.

                  (b) If the Participant separates from service for reason other than those enumerated in paragraph (a) above, and is not reemployed by an Employer or a Related Corporation at the end of the fifth Plan Year following the Plan Year of such separation from service, distribution of such portion of the Participant's ESOP account will begin not later than one year after the close of the fifth Plan Year following the Plan Year in which the Participant separated from service, unless the Participant otherwise elects under provisions of this Plan other than this Section 9.

                  (c) If the Participant separates from service for a reason other than those enumerated in paragraph (a) above, and is employed by an Employer or a Related Corporation as of the last day of the fifth Plan Year following the Plan Year of such separation from service, distribution to the Participant, prior to any subsequent separation from service, shall be only in accordance with terms of this Plan other than this Section 9.

Distributions required under paragraphs (a), (b), and (c) of this Section 9 shall be made in substantially equal annual payments over a period of five years unless the Participant otherwise elects under provisions of this Plan other than this Section 9. In no event shall such distribution period exceed the period permitted under Section 401(a)(9) of the Code. The portion of a Participant's ESOP account attributable to Shares which were acquired by the Plan after December 31, 1986, shall be determined in the manner described in Section 10 of this Article XIX, unless federal regulations or administrative pronouncements of the Internal Revenue Service otherwise require.

         10. SPECIAL DIVERSIFICATION DISTRIBUTIONS. Each Qualified Participant shall be permitted to elect distribution of 25 percent of the value of his ESOP account attributable to Shares which were acquired by the Plan after December 31, 1986, as determined below, within 90 days after the last day of each Plan Year during the Participant's Qualified Election Period. Within 90 days after the close of the last Plan Year in the Participant's Qualified Election Period, a Qualified Participant may elect distribution of 50 percent of the value of such account. The Participant's election shall be provided to the Company in writing and shall be effective no later than 180 days after the close of the Plan Year to which the election applies. In the event a Qualified Participant makes such an election, the Trustee shall be directed to distribute (notwithstanding Section 409(d) of the Code) the portion of the Participant's ESOP account balance that is covered by the election within 90 days after the last day of the period during which the election can be made. Such distribution shall be subject to such requirements of Section 13 of this
Article XIX. This Section 10 shall apply notwithstanding any other provision of this Plan other than such provisions as require the consent of the Participant to a distribution with a present value in excess of $3,500. If the Participant does not consent to a distribution under this Section 10, such amount shall be retained in the Trust. Any distribution under this Section 10 shall be made first from Shares allocated to the Participant's ESOP account at least 84 months before the month in which the distribution occurs. For purposes of this Section 10, in determining the portion of a Participant's ESOP account attributable to Shares which were acquired by the Plan after December 31, 1986, there shall be disregarded the following Shares:

                  (a) Shares acquired by or contributed to the ESOP on or before December 31, 1986, but allocated to Participants' accounts after that date;

                  (b) Shares acquired by or contributed to the ESOP after December 31, 1986, if with respect to such Shares a Tax Credit was calculated with reference to Compensation paid or accrued prior to January 1, 1987, such Shares were acquired or contributed within the time period provided in Section 404(a)(6) of the Code plus such additional time allowed for contributions to the ESOP under Section 41(c)(2) and 41(c)(4) of the 1954 Code, and the Shares were allocated as of a date no later than the last day of the Plan Year ending within the Company's first taxable year ending on or after December 31, 1986;

                  (c) Shares acquired after December 31, 1986, which were purchased with contributions made to the ESOP in cash on or before December 31, 1986, if such contributions were used to purchase Shares within 60 days after the date of the contribution;

                  (d) Shares acquired after December 31, 1986, which were purchased with earnings or dividends paid in cash on or before December 31, 1986, if such earnings or dividends were used to purchase Shares within 60 days from the date of payment to the ESOP; and

                  (e) Any other Shares permitted to be disregarded for this purpose under federal regulations or other administrative pronouncement of the Internal Revenue Service.

Moreover, in determining the Shares subject to the diversification election under this Section 10, it shall be presumed that Shares allocated to Separate Accounts after December 31, 1986, consist first of those acquired or contributed after such date. Finally, if the fair market value, determined at the Valuation Date immediately preceding the first day on which a Qualified Participant is eligible to make a diversification election, of the Shares acquired or contributed to the Plan after December 31, 1986, and allocated to a Qualified Participant's ESOP account is $500 or less, then the foregoing provisions permitting a diversification election shall not apply with respect to such Qualified Participant for such year. The portion of a Qualified Participant's ESOP account subject to the diversification election in each year in the Qualified Election Period shall be determined by computing either 25 percent or 50 percent, as the case may be, of the Shares subject to the diversification election that have ever been allocated to his ESOP account on or before the most recent allocation date and reducing such amount by the number of Shares previously distributed to him pursuant to a diversification election.

         11. OVERRIDING PROVISION. Notwithstanding anything to the contrary contained in this Plan other than Section 10 of this Article XIX, no Share which was allocated under the ESOP to a Participant may be distributed prior to the expiration of eighty-four (84) months following the month in which such Share was allocated to such Participant except in the case of

                  (a) the death, disability or separation from service of such Participant;

                  (b) a transfer of such Participant to the employment of an acquiring employer from the employment of his Employer in the case of a sale to the acquiring employer of substantially all of the assets used by such Employer in a trade or business conducted by it; or

                  (c) a disposition of an Employer's interest in a subsidiary when such Participant continues employment with the subsidiary so disposed.

In the event paragraph (b) or (c) of this Section 11 is applicable, each such Participant shall be deemed to have incurred his Settlement Date on the date such event occurs. For purposes of this Section 11, appropriate records showing the dates on which allocations of Shares are made shall be maintained by the Committee (or if the Committee so elects, by such other person or entity as the Committee shall designate).

         12. RIGHT OF FIRST REFUSAL. At any time when Shares are not publicly traded, all Shares distributed by the Trustee may, as determined by the Company, be subject to a "right of first refusal." Such a "right" shall provide that prior to any subsequent transfer, the Shares must first be offered by written offer to the Trust, and then, if refused by the Trust, to the Company. In the event that the proposed transfer constitutes a gift or other such transfer at less than fair market value, the price per share shall be the fair market value determined as of the Valuation Date coinciding with or immediately preceding the date offered to the Trust. In the event of a proposed purchase by a prospective bona fide purchaser, the offer to the Trustee and the Company shall be at the greater of fair market value or at the price offered to be paid by the prospective bona fide purchaser; provided, however, that the Trust shall not purchase any Shares when the purchase price of such Shares is in excess of fair market value. The Trust or Company, as the case may be, may accept the offer at any time during a period not exceeding 14 days after receipt of such offer.

         13. "PUT" OPTION. A former Participant or a Beneficiary, or a donee or heir of a former Participant or Beneficiary, shall be granted at the time that Shares not readily tradable on an established market are distributed to him, an option to "put" such Shares to the Company; provided, however, that the Trust shall have the option to assume the rights and obligations of the Company at the time the "put" option is exercised. A "put" option shall provide that, for a period of 60 days (excluding any period during which the Company is prohibited from honoring the "put" option by, applicable federal or state law) after such Shares are distributed by the Trustee to a former Participant or Beneficiary, the former Participant or Beneficiary, or his donee or heir, shall have the right to have the Company purchase such Shares at their fair market value, and if the "put" option is not exercised within such sixty (60) day period, it may be exercised during an additional period of at least sixty (60) days commencing on the first anniversary of the date such Shares were distributed by the Trustee. For purposes of this Section 13, fair market value shall be based on the fair market value determined as of the Valuation Date coinciding with or immediately preceding the date of exercise. Such "put" option shall be exercised by notifying the company in writing. If the entire balance to the credit of the Participant is distributed within one taxable year of the Participant or his Beneficiary, payment of the fair market value of the Participant's ESOP account balance shall be made no less rapidly than in five substantially equal annual payments over a period beginning not later than 30 days after the exercise of the "put," and adequate security shall be provided and reasonable interest paid on amounts not paid after 30 days. If the distribution of the Participant's ESOP account is part of an installment distribution, payment of the fair market value of the Shares repurchased shall be made no later than 30 days after exercise of the "put."

         14. OTHER OPTIONS. Except as otherwise provided in this Article XIX, no person may be required to sell Shares to the Company, nor may the Trust enter into an agreement which obligates the Trust to purchase Shares upon the death of a shareholder.

         15. NONTERMINABLE PROTECTION AND RIGHTS. Except as provided in Sections 12 and 13 of this Article XIX, or as otherwise required by applicable law, no Share may be subject to put, call, or other option, or buy-sell or similar arrangement while held by or when distributed from the Trust, whether or not the Plan is an employee stock ownership plan. Moreover, if the Trustee holds or distributes any Shares which are not publicly traded without restriction when distributed or which cease to be so traded within the otherwise applicable "put" option periods, and the Plan is not then an employee stock ownership plan, the "put" option described in section 13 of this Article XIX shall be nonterminable with respect to such Shares; provided, however, that in the case of such Shares ceasing to be publicly traded without restriction within the otherwise applicable "put" option periods, the Company shall notify each distributes described in such Section 13 who is then holding any such Shares in writing on or before the tenth day after the date the Shares cease to be so traded that for the remainder of such period or periods such Shares are subject to a "put" option and the terms thereof, all as set forth in such Section 13; and provided, further, that the number of days between such tenth day and the date on which notice is actually given, if later than on the tenth day, shall be added to the duration of the "put" option.

         16. EXPENSES. All expenses of administering the Employer Stock Fund shall be paid by the Employer Stock Fund as a general charge thereon, as the Committee shall from time to time direct, to the extent that such expenses do not exceed the lesser of:

                  (a) the sum of

                           (i) ten percent of the first $100,000 of the
                  dividends paid to the Plan with respect to Shares during such Plan Year, and

                           (ii) five percent of the amount of such dividends in
                  excess of $100,000, or

                  (b) $100,000.

All such expenses not so paid shall be paid by the Company, subject, however, to allocation among all Employers, the share of each to be determined by the Company on a fair and equitable basis.

         17. GENERAL PROVISIONS. All of the provisions of Article XVI shall apply with respect to the Employer Stock Fund as stated therein, except that all references to an Investment Fund shall be construed and applied as meaning the Employer Stock Fund.

         18. DEFINITIONS. For purposes of this Article XIX, the following words and phrases as used herein shall have the following meanings, unless a different meaning is plainly required by the context:

                  (a) The "Shares" shall mean common stock issued by the Company which is readily tradable on an established securities market, or, if there is no such common stock, the term shall mean common stock of the Company with voting power and dividend rights no less favorable than the voting power and dividend rights of other common stock of the Company.

                  (b) The "Tax Credit" shall mean the employee stock ownership tax credit that is described in Section 41(a)(2) of the 1954 Code and that is contingent upon meeting the requirements of Section 41(c)(1) of the 1954 Code.

                  (c) A "Qualified Participant" shall mean a Participant or former Participant who has attained age 55 and who has completed at least ten years of participation in the Plan.

                  (d) The "Qualified Election Period" shall mean the five Plan Year period beginning with the later of

                           (i) the Plan Year after the Plan Year in which the
                  Participant attains age 55; or

                           (ii) the Plan Year after the Plan Year in which the
                  Participant first becomes a Qualified Participant.

                                   ARTICLE XX
                        MINIMUM DISTRIBUTION REQUIREMENTS
                        ---------------------------------

         1. OVERRIDING PROVISION. The requirements of this Article XX shall apply to any distribution of a Participant's interest and will take precedence over any inconsistent provisions of the Plan. Unless otherwise specified, the provisions of this Article XX apply to calendar years beginning after December 31, 1984. All distributions required under this Article XX shall be determined and made in accordance with the Treasury Regulations under Section 401(a)(9) of the Code, including the minimum distribution incidental benefit requirement of Treasury Reg. sec. 1.401(a)(9)-2.

         2. REQUIRED BEGINNING DATE. The entire interest of a Participant must be distributed or begin to be distributed no later than the Participant's required beginning date, otherwise in accordance with the provisions of Section 6 of Article XI.

         3. LIMITS ON DISTRIBUTION PERIODS. As of the first distribution calendar year, distributions, if not made in a single lump-sum payment, may only be made over one of the following periods (or a combination thereof):

                  (a) the life of the Participant,

                  (b) the life of the Participant and a Beneficiary,

                  (c) a period certain not extending beyond the life expectancy of the Participant, or

                  (d) a period certain not extending beyond the joint and last survivor expectancy of the Participant and a Beneficiary.

         4. DISTRIBUTION BEGINNING BEFORE DEATH. If the Participant dies after distribution of his interest has begun, the remaining portion of such interest will continue to be distributed at least as rapidly as under the method of distribution being used prior to the Participant's death.

         5. DISTRIBUTION BEGINNING AFTER DEATH. If the Participant dies before distribution of his interest begins, distribution of the Participant's entire interest shall be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death except to the extent that an election is made to receive distributions in accordance with (a) or (b) below:

                  (a) if any portion of the Participant's interest is payable to a Beneficiary, distributions may be made over a period certain not greater than the life expectancy of the Beneficiary commencing on or before December 31 of the calendar year immediately following the calendar year in which the Participant died;

                  (b) if the Beneficiary is the Participant's surviving spouse, the date distributions are required to begin in accordance with (a) above shall not be earlier than the later of (1) December 31 of the calendar year immediately following the calendar year in which the Participant died and (2) December 31 of the calendar year in which the Participant would have attained age 70 1/2.

If the Participant has not made an election pursuant to this Section 5 by the time of his death, the Participant's Beneficiary must elect the method of distribution no later than the earlier of (1) December 31 of the calendar year in which distributions would be required to begin under this Section 5, or (2) December 31 of the calendar year which contains the fifth anniversary of the date of death of the Participant. If the Participant has no Beneficiary, or if the Beneficiary does not elect a method of distribution, distribution of the Participant's entire interest must be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

         6. DEATH OF SURVIVING SPOUSE. For purposes of Section 5 of this Article XX, if the surviving spouse dies after the Participant, but before payments to such spouse begin, the provisions of Section 5 of this Article XX, with the exception of paragraph (b), shall be applied as if the surviving spouse were the Participant.

         7. AMOUNTS PAYABLE TO CHILD. For purposes of Sections 4 and 5 of this
Article XX, any amount paid to a child of the Participant will be treated as if it had been paid to the surviving spouse if the amount becomes payable to the surviving spouse when the child reaches the age of majority.

         8. COMMENCEMENT DATE. For the purposes of Sections 4, 5, 6, and 7 of this Article XX, distribution of a Participant's interest is considered to begin on the Participant's required beginning date (or, if Section 6 of this Article XX is applicable, the date distribution is required to begin to the surviving spouse pursuant to Section 5 of this Article XX).

         9. DEFINITIONS. For purposes of this Article XX, the following definitions and other provisions shall apply:

                  (a) APPLICABLE LIFE EXPECTANCY. The life expectancy (or joint and last survivor expectancy) calculated using the attained age of the Participant (or Beneficiary) as of the Participant's (or Beneficiary's) birthday in the applicable calendar year reduced by one for each calendar year which has elapsed since the date life expectancy was first calculated. If life expectancy is being recalculated, the applicable life expectancy shall be the life expectancy as so recalculated. The applicable calendar year shall be the first distribution calendar year, and if life expectancy is being recalculated such succeeding calendar year.

                  (b) BENEFICIARY. The individual who is designated as the Beneficiary under the Plan in accordance with Section 401(a)(9) of the Code and the regulations thereunder.

                  (c) DISTRIBUTION CALENDAR YEAR. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant's death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant's required beginning date. For distributions beginning after the Participant's death, the first distribution calendar year is the calendar year in which distributions are required to begin pursuant to Sections 4, 5, 6, 7, and 8 of this Article XX.

                  (d) LIFE EXPECTANCY. Life expectancy and joint and last survivor expectancy are computed by use of the expected return multiples in Tables V and VI of Treasury Reg. ss.1.72-9.

                  Unless otherwise elected by the Participant (or spouse, in the case of distributions described in Section 5(b) of this Article XX) by the time distributions are required to begin, life expectancies shall be recalculated annually. Such election shall be irrevocable as to the Participant (or spouse) and shall apply to all subsequent years. The life expectancy of a nonspouse Beneficiary may not be recalculated.

                  (e) REQUIRED BEGINNING DATE.

                           (i) GENERAL RULE. Effective for the Plan Year
                  beginning October 1, 1997, the required beginning date of a Participant is the later of the April 1 of the calendar year following the calendar year in which the participant attains age 70 1/2 or terminates employment except that benefit distributions to a 5-percent owner must commence by the April 1 of the calendar year following the calendar year in which the participant attains age 70 1/2. In addition, the "Preretirement Age 70 1/2 Distribution Option" (as described in Subsection (iii)(B) below) is only eliminated with respect to employees who reach age 70 1/2 in or after a calendar year that begins after the later of December 31, 1998, or the adoption date of this amendment and restatement.

                           (ii) TRANSITIONAL RULE. The required beginning date
                  of a Participant who attains age 70 1/2 before January 1, 1988, shall be determined in accordance with (1) or (2) below:

                                    (1) NON-5-PERCENT Owners. The required
                           beginning date of a Participant who is not a "5-percent owner" (as defined in (iii) below) is the first day of April of the calendar year following the calendar year in which the later of retirement or attainment of age 70 1/2 occurs.

                                    (2) 5-PERCENT OWNERS. The required beginning
                           date of a Participant who is a 5-percent owner during any year beginning after December 31, 1979, is the first day of April following the later of:

                                            (A) the calendar year in which the
                                    Participant attains age 70 1/2,

                                    or

                                            (B) the earlier of the calendar year
                                    with or within which ends the Plan Year in which the Participant becomes a 5-percent owner, or the calendar year in which the Participant retires.

                           The required beginning date of a Participant who is not a 5-percent owner who attains age 70 1/2 during 1988 and who has not retired as of January 1, 1989, is April 1, 1990.

                           (iii)     DEFINED TERMS

                                    (A) "5-PERCENT OWNER". A Participant is
                           treated as a 5-percent owner for purposes of this paragraph (e) if such Participant is a 5-percent owner as defined in Section 416(i) of the Code (determined in accordance with Section 416 of the Code but without regard to whether the Plan is top-heavy) at any time during the Plan Year ending with or within the calendar year in which such owner attains age 66 1/2 or any subsequent Plan Year.

                                    (B) "PRERETIREMENT AGE 70 1/2 DISTRIBUTION
                           OPTION" is an optional form of benefit under which benefits payable in a particular distribution form (including any modifications that may be elected after benefit commencement) commence at a time during the period that begins on or after January 1 of the calendar year in which an employee attains age 70 1/2 and ends April 1 of the immediately following calendar year.

                           (iv) Once distributions have begun to a 5-percent
                  owner under this paragraph (e) they must continue to be distributed, even if the Participant ceases to be a 5-percent owner in a subsequent year.

         10. TRANSITIONAL RULE. Notwithstanding the other requirements of this
Article XX, distribution on behalf of any Participant, including a 5-percent owner, may be made in accordance with all of the following requirements (regardless of when such distribution commences):

                  (a) The distribution by the Trust is one which would not have disqualified the Trust under Section 401(a)(9) of the Code as in effect prior to amendment by the Deficit Reduction Act of 1984.

                  (b) The distribution is in accordance with a method of distribution designated by the Participant whose interest in the Trust is being distributed or, if the Participant is deceased, by a Beneficiary of such Participant.

                  (c) Such designation was in writing, was signed by the Participant or the Beneficiary, and was made before January 1, 1984.

                  (d) The Participant had accrued a benefit under the Plan as of December 31, 1983.

                  (e) The method of distribution designated by the Participant or the Beneficiary specifies the time at which distribution will commence, the period over which distributions will be made, and in the case of any distribution upon the Participant's death, the beneficiaries of the Participant listed in order of priority.

A distribution upon death will not be covered by this transitional rule unless the information in the designation contains the required information described above with respect to the distributions to be made upon the death of the Participant. For any distribution which commences before January 1, 1984, but continues after December 31, 1983, the Participant or the Beneficiary to whom such distribution is being made, will be presumed to have designated the method of distribution under which the distribution is being made if the method of distribution was specified in writing and the distribution satisfied the requirements in paragraphs (a) and (e) of this Section 10 of this Article

XX. If a designation is revoked any subsequent distribution must satisfy the requirements of Section 401(a)(9) of the Code and the regulations thereunder. If a designation is revoked subsequent to the date distributions are required to begin, the Trust must distribute by the end of the calendar year following the calendar year in which the revocation occurs the total amount not yet distributed which would have been required to have been distributed to satisfy
Section 401(a)(9) of the Code and the regulations thereunder, but for the
Section 242(b)(2) election. For calendar years beginning after December 31, 1988, such distributions must meet the minimum distribution incidental benefit requirements in Treasury Reg. ss.1.401(a)(9)-2. Any changes in the designation will be considered to be a revocation of the designation. However, the mere substitution or addition of another Beneficiary (one not named in the designation) under the designation will not be considered to be a revocation of the designation, so long as such substitution or addition does not alter the period over which distributions are to be made under the designation, directly or indirectly (for example, by altering the relevant measuring life). In the case in which an amount is transferred or rolled over from one plan to another plan, the rules in Q&A J-2 and Q&A J-3 of Treasury Reg. sec. 1.401(a)(9)-1 shall apply.

                                  ARTICLE XXI
                           SPECIAL DISTRIBUTION RULES
                           --------------------------

         Distribution of a Participant's ASI entire interest ("ASI Benefit"), and a Participant's General Aquatics Benefit, shall commence in accordance with the provisions of Section 6 of Article XI, except that, effective October 1, 1997, a former Participant whose amount distributable under the Plan exceeds $5,000, may elect to defer commencement of his ASI Benefit and General Aquatics Benefit until such time as distribution is required in accordance with Section 401(a)(9) of the Code. Notwithstanding any provision of the Plan to the contrary, unless the amount distributable to a former Participant under the Plan does not exceed $5,000 (and did not at the time of any prior distribution before October 1, 1997, exceed $3,500), distribution of a former Participant's ASI Benefit, or General Aquatics Benefit, as the case may be, shall be made in accordance with the following provisions:

                  (a) A former Participant who is not married shall receive distribution of his ASI Benefit or General Aquatics Benefit, in the form of an annuity for life ("Life Annuity"), which shall be provided through the purchase with the ASI Benefit or General Aquatics Benefit of a single premium, nontransferable annuity contract from a legal reserve life insurance company authorized to do business in the State of Ohio, unless another method of distribution under Section 6 of
         Article XI is elected pursuant to a qualified election within the 90-day period ending on the date benefit payments would commence.

                  (b) A former Participant who is married shall receive distribution of his General Aquatics Benefit or ASI Benefit in the form of an annuity for the life of the former Participant with a survivor annuity for the life of the former Participant's spouse that is equal to 50% of the amount of the annuity payable during the joint lives of the former Participant and the spouse ("50% Joint and Survivor Annuity"), which shall be provided through the purchase with the General Aquatics Benefit or ASI Benefit of a single premium, nontransferable annuity contract from a legal reserve life insurance company authorized to do business in the State of Ohio, unless another method of distribution under Section 6 of Article XI is elected pursuant to a qualified election within the 90-day period ending on the date benefit payments would commence.

                  (c) A qualified election for purposes of paragraphs (a), (b) and (e) of this Article XXII means a written waiver of the Life Annuity or 50% Joint and Survivor Annuity or Pre-retirement Survivor Annuity, if applicable, and designation of an alternative method of distribution, which waiver has been consented to by the Participant's spouse, if any, and the consent acknowledges the effect of the waiver, has been witnessed by a Plan representative or Notary Public, and is limited to a benefit for a specific alternate Beneficiary or to a specific form of benefit. A written waiver by a Participant without spousal consent will constitute a qualified election if the Participant establishes to the satisfaction of a Plan representative that spousal consent cannot be obtained either because there is no spouse or because the spouse cannot be located. Any spousal consent to a waiver of a 50% Joint and Survivor Annuity and Pre-retirement Survivor Annuity shall be valid only with respect to the spouse who signs the consent or, in the case of a deemed qualified election, with respect to the designated spouse. A Participant may revoke a prior qualified election without spousal consent at any time before the commencement of benefits, but any subsequent waiver shall be valid only if it satisfies the requirements of a qualified election.

                  (d) Each Participant with a General Aquatics Benefit or ASI Benefit shall be provided by the Company no less than 30 days (unless waived by the Participant in a manner which complies with applicable Treasury Regulations) and no more than 90 days before the commencement of benefits a written explanation of (i) the terms and conditions of the Life Annuity or 50% Joint and Survivor Annuity, (ii) the Participant's right to make and the effect of an election to waive the Life Annuity or 50% Joint and Survivor Annuity, (iii) the rights of a Participant's spouse, if applicable, and (iv) the eligibility conditions and other material features of the other methods of distribution, including the relative values of the distribution methods.

                  (e) A Participant who is and has been married throughout the one year period ending on the date of his death and who dies prior to the commencement of distribution of his General Aquatics Benefit or ASI Benefit shall be deemed to have elected distribution of 50% of his General Aquatics Benefit or ASI Benefit in the form of an annuity for the life of the surviving spouse of the Participant ("Pre-retirement Survivor Annuity"), which shall be provided through the purchase with 50% of the General Aquatics Benefit or ASI Benefit of a single premium, nontransferable annuity contract from a legal reserve life insurance company authorized to do business in the State of Ohio, unless the Participant has filed a qualified election, as defined in paragraph (c) of this Article XXII, with the Company during the applicable election period that has not been withdrawn; provided, however, that any General Aquatics Benefit or ASI Benefit under the Plan that is not distributed in the form of a Pre-retirement Survivor Annuity shall be distributed pursuant to the qualified election of the Participant on file with the Company or alternatively pursuant to the provisions of Article IV. The surviving spouse may elect to have payment commence within a reasonable period of time following the date of the Participant's death. The applicable election period is the period which begins on the first day of the Plan Year in which the Participant attains age 35 and ends on the date of the Participant's death. If a Participant separates from service prior to the first day of the Plan Year in which age 35 is attained, the election period with respect to a Pre-retirement Survivor Annuity shall begin on the date of separation.

                  (f) Each Participant with a General Aquatics Benefit or ASI Benefit shall be provided by the Company within the applicable period a written explanation of (i) the terms and conditions of the Pre-retirement Survivor Annuity, (ii) the Participant's right to make and the effect of an election to waive the Pre-retirement Survivor Annuity, and (iii) the rights of a Participant's spouse. The term "applicable period" means with respect to a Participant, whichever of the following periods ends last:

                           (i) the period beginning with the first day of the
                  Plan Year in which the Participant attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age 35;

                           (ii) a reasonable period after the individual becomes
                  a Participant;

                           (iii) a reasonable period ending after the
                  Pre-retirement Survivor Annuity is no longer fully subsidized;

                           (iv) a reasonable period ending after Section
                  401(a)(11) of the Code applies to the Participant;

                           (v) a reasonable period after separation from service
                  in the case of a Participant who separates before attaining age 35.

                  (g) The provisions of this Article XXII shall be effective with respect to distributions including benefits accrued under the General Aquatics Plan or the ASI Plan to the extent necessary to satisfy the requirements of the Retirement Equity Act of 1984.

                  (h) A Participant with a General Aquatics Benefit shall be permitted to make withdrawals of up to 100% of the Participant's "Employee Post-Tax Voluntary sub-account" and "Employee Post-Tax Matched sub-account", provided that any such withdrawal(s) may only occur every Plan Year with respect to each sub-account.

                  (i) Any Participant with a General Aquatics Benefit who makes a qualified election under paragraph (c) of this Article XXI shall be paid in one of the following forms, at the election of the Participant:

                           (i) in a lump sum payment in cash;

                           (ii) by the purchase of a nontransferable activity
                  contract providing for monthly guaranteed income over one of the following terms:

                                    (A) the life of the Participant;

                                    (B) the life of the Participant, except that
                           payments are guaranteed for a period not to exceed 240 months;

                                    (C) the joint lives of the Participant and
                           his Beneficiary, with contingent monthly payments to the Beneficiary equal to at least 50 percent and at most 100 percent of the monthly payments to the Participant; or

                                    (D) any other term elected by the
                           Participant, provided that a nontransferable annuity contract over such term can be purchased.

                  (j) All other provisions of the Plan shall apply to the distribution of the Hobson Benefit and the ASI Benefit, but only to the extent the provisions are not contrary to the provisions of this
         Article XXII.

                                  ARTICLE XXII
                                PARTICIPANT LOANS
                                -----------------

         1. LOAN PROCEDURE. This ARTICLE XXII sets forth written loan procedures and guidelines which describe the applicable legal restrictions and the terms and conditions under which loans may be granted. All references to "Participants" in this ARTICLE XXII shall be



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interpreted to mean participants and beneficiaries who are "parties in interest"
as defined in Section 3(14) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

         2. AVAILABILITY OF LOANS. Loans shall be made available to all Participants on a reasonably equivalent basis. Loans shall not be made available to Highly Compensated Employees, officers or shareholders in an amount greater than the amount made available to other Employees.

         3. ADMINISTRATION OF LOANS. The Committee is authorized to administer the Participant loan program pursuant to these procedures. The Committee may delegate such responsibilities to other employees or to outside administrators to perform various functions required hereunder.

         4. APPLICATION FOR LOANS. Upon the application of any Participant, the Committee, in accordance with a uniform, nondiscriminatory policy set forth in written procedures established by the Committee, may approve a loan to such Participant from the Participant's accounts under the Plan. All loan applications shall be considered by the Committee within a reasonable time after the Participant makes formal application. Each application must be received by the Committee at least thirty (30) days in advance of the dates as of which the loan is requested to be disbursed.

         5. TERMS OF LOANS. The following terms shall apply to Plan Loans:

                  (a) The maximum amount of any loan made to a given Participant shall not exceed the lesser of:

                           (i) Fifty Thousand ($50,000) Dollars (reduced by the
                  highest outstanding balance of any other loan to the Participant from the Plan or another plan of an Employer or a related corporation during the preceding 12 month period); or

                           (ii) One-half (1/2) of the Participant's
                  nonforfeitable interest in the Plan and all other qualified plans maintained by the Employer.

                  (b) No loan in an amount less than $1,000 shall be granted to any Participant.

                  (c) Only one loan may be outstanding at any time.

                  (d) All loans must have a definite repayment period, be payable through payroll deductions, and be amortized with interest on a level basis.

         6. INTEREST. All such loans shall be investments of the Trust, interest being charged thereon at a reasonable rate determined by the Committee based on what is customary in similar arms-length transactions in the community, considering the adequacy and type of collateral used to secure repayment of the loan. As of January 1, 1999, the Committee has determined that the rate of interest to be charged shall be the prime rate of interest which is being charged by commercial lenders at the time of granting a loan (as determined by the Committee), plus two percentage points. At the beginning of a year, the Committee may establish a rate of interest to be in effect for loans granted during such year, subject to revision if the Committee determines that such rate no longer represents the prevailing interest rate.

         7. REPAYMENT OF LOANS. Any such loan shall be repaid by the Participant in such manner as the Committee shall determine, provided that the Committee shall require that such loan be repaid with substantially level payments of principal and interest being made by payroll deduction, within a specified period of time not extending beyond the earlier of (a) the Participant's termination of employment, (b) the revocation of his payroll deduction authorization, or (c) the fifth (5th) anniversary of the date of the loan. The five (5) year limitation shall not apply to any loan used to acquire any dwelling unit which within a reasonable time is to be used (determined at the time the loan is made) as the principal residence of the Participant. In the event of a default by a Participant on a loan made by the Plan, the Trustee may not attach or otherwise enforce collection against such Participant's account until such time as he would have been entitled to a distribution under the terms of the Plan. A Participant may prepay the entire balance of the loan in one single



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payment without the imposition of any prepayment penalty. A suspension of repayments may be made for a period not greater than one year only during an approved unpaid leave of absence, in accordance with IRS Prop. Reg. 1.72(p)-1 Q&A-9. Any arrearages due to such leave of absence will be required to be made up by either the reamortization of the balance of the loan upon the participant's return after such leave of absence, the establishment of a balloon payment at the end of the original maturity of the loan, or extending the maturity of the loan to a length of time no greater than five years from the original loan disbursement date.

         8. COLLATERAL. As a condition to receiving a loan, the Participant shall be required to execute a promissory note, collateral pledge of account as security, and related instruments, consistent with the requirements of Section 4975(d)(1) of the Internal Revenue Code for loans exempt from treatment as prohibited transactions. The Participant seeking a loan shall also be required to agree, upon such forms as specified by the Committee, to make repayment through after-tax payroll deductions by the Employer. Loans under this Article shall not be approved unless the loan(s) can be adequately secured using the Participant's vested account balance. No more than fifty (50%) percent of the present value of the Participant's account balance shall be used as collateral on all loans to the Participant. No loan shall be made pursuant to this Article to a Participant who is an ASI Participant as defined in Section 3 of Article XVII, or to a Participant borrowing from his General Aquatics Benefit as defined in Section 5 of Article XVII, unless, if married at the time the loan is granted, the Participant's spouse consents, in writing, to the use of the Participant's account balance as security for the loan and the charging of the Participant's accounts for unpaid principal and interest in the event the loan is declared to be in default. Any such spousal consent shall be irrevocable, made within ninety (90) days prior to disbursement of the loan, shall acknowledge the effect of the consent, and shall be witnessed by a Notary Public, unless the



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


Committee finds that such consent cannot be obtained because the spouse cannot be located or because other circumstances exist as are set forth in the Internal Revenue Code and regulations issued thereunder.

         9. DIRECTED INVESTMENT BY PARTICIPANT. Any loan granted to a Participant shall be an earmarked investment made solely for the Participant's benefit and shall be evidenced by a separate loan account of the borrowing Participant. Such loan account shall be funded with the principal amount of the loan that is transferred to it from such Participant's accounts prorated. Amounts shall be transferred ratably from each investment fund to the loan account. All payments of principal and interest on a loan shall be made to the loan account, which shall be closed when the loan has been repaid in full. Upon receipt each loan repayment shall be reinvested in other investment funds as specified by the Participant for the investment of additional contributions to his accounts under the Plan.

         10. CHARGES FOR ADMINISTRATION OF LOAN. Any expenses of the Trustee or loan administrator which are directly attributable to their administration of a Participant's separate loan account shall be charged to and paid from such Participant's accounts under the Plan in the manner established by the Committee. As of January 1, 1999, a loan processing fee of $35 shall be payable by the Participant at the time the loan proceeds are disbursed. In addition, an annual loan maintenance fee of $15 shall be charged each quarter of each Plan Year to the account of each Participant who has a loan outstanding at any time during such calendar quarter. Loan fees shall be paid to the Plan's Trustee or loan administrator and not to the Employer.

11. DEFAULT, ENFORCEMENT AND
TAXATION. Generally, a default shall occur upon the failure of a Participant to make timely payments under the loan when due. In the event of the failure by a Participant to make or cause to be made any payment required under the terms of the loan within ninety (90) days following the date on which such payment shall become due, the Committee may declare the loan to be in default, and the entire unpaid balance of such loan, together with accrued interest, shall be immediately due and payable. In such event, the Committee and Trustee shall take such reasonable action which a prudent fiduciary in like circumstances would take to protect and preserve Plan assets, including foreclosing on any collateral and commencing any other legal action for collection which the Committee and Trustee deem necessary and advisable. However, the Committee and Trustee shall not be required to commence any such legal action immediately upon a default. The Committee and Trustee may grant the Participant reasonable rights to cure any default, provided such would constitute a prudent and reasonable course of conduct for a professional lender in like circumstances. Notwithstanding the foregoing, if no risk of loss of principal or income would result to the Plan, the Committee and Trustee may choose, in their discretion, to defer enforcement proceedings. If the qualified status of the Plan is not jeopardized, the Committee and Trustee may treat a loan that is in default and not cured within a reasonable period of time as a deemed distribution from the Plan and make all tax and related governmental filings and disclosures which are thereby required. However, if the qualified status of the Plan is jeopardized, or if there is a risk of loss to the Plan of principal or income, the Committee and Trustee shall commence enforcement proceedings against the Participant, including foreclosing on the security, in the case of any default that has not been cured within a three (3) month period after such default.

                                 ARTICLE XXIII
                            MISCELLANEOUS PROVISIONS
                            ------------------------

         1. NO COMMITMENT AS TO EMPLOYMENT. Nothing herein contained shall be construed as a commitment or agreement upon the part of any Participant hereunder to continue his



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employment with an Employer, and nothing herein contained shall be construed as a commitment on the part of an Employer to continue the employment or rate of Compensation of any Participant hereunder for any period.

         2. BENEFITS. Nothing in this Plan shall be construed to confer any right or claim upon any person other than the parties hereto, Participants, former Participants, and beneficiaries.

         3. NO GUARANTEES. Neither the Company, any Employer, nor the Committee guarantees the Trust from loss or depreciation, nor the payment of any amount which may become due to any person hereunder.

         4. PRECEDENT. Except as otherwise specifically provided, no action taken in accordance with this Plan by the Company, any other Employer or the Committee shall be construed or relied upon as a precedent for similar action under similar circumstances.

         5. DUTY TO FURNISH INFORMATION. Each of the Company, the other Employers or the Committee shall furnish to any of the others any documents, reports, returns, statements, or other information that any of the others reasonably deems necessary to perform its duties imposed hereunder or otherwise imposed by law.

         6. WITHHOLDING. The Trustee shall be directed to withhold any tax which by any present or future law is required to be withheld from any payment to any Participant, former Participant, or Beneficiary hereunder, unless an Employer shall have notified the Trustee in writing to the effect that the Employer has withheld such tax.

         7. MERGER, CONSOLIDATION, OR TRANSFER OF PLAN ASSETS. The Plan shall not be merged or consolidated with any other plan, nor shall any of its assets or liabilities be transferred to another plan, unless, immediately after such merger, consolidation, or transfer of assets or liabilities, each Participant in the Plan would receive a benefit under the Plan which is at least equal to the benefit he would have received immediately prior to such merger, consolidation, or transfer of assets or liabilities (assuming in each instance that the Plan had then terminated).

         8. CONDITION ON EMPLOYER CONTRIBUTIONS. Notwithstanding anything to the contrary contained in this agreement, any obligation of any Employer to make any contribution hereunder is hereby conditioned upon (i) for periods prior to December 22, 1987, the continued qualification of the Plan under Section 401(a) of the Code, provided that such contribution shall be returned to such Employer within one year after the date of denial of qualification of the Plan in connection with an amendment to the Plan or Trust and (ii) the deductibility of the contribution under Section 404 of the Code, provided that such contribution shall be returned to such Employer (to the extent disallowed) within one year after the disallowance of the deduction. Furthermore, a contribution which is made by any Employer under a mistake of fact shall be returned to such Employer within one year after the payment of the contribution. Except as otherwise provided in this Section 8, however, in no event shall any portion of the Trust property ever revert to or otherwise inure to the benefit of any Employer or a Related Corporation.

         9. BACK PAY AWARDS. The provisions of this Section 9 shall apply only to an Employee or former Employee who becomes entitled to back pay by an award or agreement of an Employer without regard to mitigation of damages. If a person to whom this Section 9 applies was or would have been eligible to make an election under Section 3 of Article III after the hours of service applicable to such back pay award or agreement have been credited in accordance with the provisions of Article II, and if such person shall make within 30 days of the date he receives notice of the provisions of this Section 9 an election under
Section 3 of Article III (retroactive to any payroll period he was or has become eligible to do so), then any Deferred Compensation Contributions which were not previously made but which, after application of the foregoing provisions of this Section 9, would have been made under the provisions of
Section 1 of Article V, if such Participant so elects, shall be made out of the proceeds of such back pay award or agreement. To the extent that any Deferred Compensation Contributions are made in accordance with the provisions of the foregoing sentence, his Employer shall also make a Matching Employer contribution for such Participant, in addition to a contribution equal to any other Employer contributions and forfeitures which would have been allocated to the Participant as of the last day of a Plan Year under the provisions of
Article X, as in effect during the period to which the back pay award or agreement relates. The amount of such additional contributions shall be credited:

                  (a) to his Deferred Compensation account-A, Deferred Compensation account-B, Employer Regular account, and Employer Matching account, as appropriate, if such person is a Participant when the award or agreement is made or becomes a Participant as a result of the provisions of this Section 9, or

                  (b) to his account if such person is a former Participant whose Settlement Date occurred under Section 1 of Article XI before the award or agreement is made; moreover, if a portion of such former Participant's Employer Regular account and Employer Matching account was not credited to his account under Section 3 of Article XI as of his Settlement Date, the amount of such additional contribution for him shall include an amount equal to the difference, if any, between the amount which would have been so credited after application of the provisions of this Section 9 and the amount which was so credited.

Any additional contributions made by such Employer pursuant to this Section 9 shall be made in accordance with, and subject to the limitations of, Articles V and VI.

         10. VALIDITY OF PLAN. The validity of this Plan shall be determined and construed and interpreted in accordance with the Act and the Code, and to the extent not preempted thereby, by laws of the State of Ohio. The invalidity or illegality of any provision of this Plan shall not affect the legality or validity of any other part thereof.

         11. PARTIES BOUND. This Plan shall be binding upon the parties hereto, the Employers, the Committee, all Participants, former Participants, and beneficiaries hereunder, and, as the case may be, the heirs, executors, administrators, successors, and assigns of each of them.



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


         12. AGENTS, RECORDKEEPERS, ATTORNEYS AND ACCOUNTANTS. The Company and Committee are empowered to employ such agents, recordkeepers, attorneys (including attorneys who may be counsel for the Company) and accountants as they, or either of them, may deem necessary or proper in connection with the maintenance and administration of the Plan. Subject to the provisions of Section 16 of Article XIX, the reasonable compensation and expenses of such agents, recordkeepers, attorneys and accountants shall be paid out of the Trust property; provided, however, that the Company may elect to make payment of such amounts, subject, however, to allocation among all Employers, the share of each to be determined by the Company on a fair and equitable basis.

                                  ARTICLE XXIV
                                 DIRECT ROLLOVER
                                 ---------------

         1. DIRECT ROLLOVER ELECTION. This Article applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the plan to the contrary that would otherwise limit a distributee's election under this Article, a distributee may elect, at the time and in the manner prescribed by the plan administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

         2. DEFINITIONS

                  (a) Eligible rollover distribution: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated Beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

                  (b) Eligible retirement plan: An eligible retirement plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

                  (c) Distributee: A distributee includes an employee or former employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

                  (d) Direct rollover: A direct rollover is a payment by the plan to the eligible retirement plan specified by the distributee.

                                  ARTICLE XXV

Effective December 12, 1994, notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code Section 414(u). Loan repayments will be suspended under this Plan as permitted under Code Section 414(u)(4).

         IN WITNESS WHEREOF, the Company, by its duly authorized officers, has caused this Plan to be executed as of the day and year first above written.

                                     ESSEF CORPORATION

                                     By  /s/ Stuart D. Neidus
                                         ------------------------------------
                                     Title: Executive Vice President and
                                            Chief Financial Officer

                                     And /s/ Mark E. Brody
                                         ------------------------------------
                                     Title: Vice President - Finance



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                                   SCHEDULE A
                                   ----------

                   PARTICIPATING EMPLOYERS AND BUSINESS UNITS

         PARTICIPATING EMPLOYERS                              BUSINESS UNITS
         -----------------------                              --------------

         Essef Corporation                                    Structural North America

         Pac-Fab, Inc.                                        Pac-Fab East Division
                                                              Pac-Fab West Division
                                                              Rainbow Plastics Division  (effective April
                                                              1, 1999)

         Advanced Structures, Inc.                            Codeline Division

         Compool Corporation

         National Pool Tile Group, Inc.

         General Aquatics Corporation                         Paragon Aquatics Division



                                      103